Filed with the Securities and Exchange Commission on May 29, 2015
1940 Act File No. 811-21079

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 61	☒

(Check appropriate box or boxes.)
HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin 53201-0701
(Address of Principal Executive Offices)(Zip Code)

1-866-388-6292
(Registrant's Telephone Number, Including Area Code)

David B. Perkins
Hatteras Funds, LLC
6601 Six Forks Road, Suite 340
Raleigh, North Carolina 27615
(Name and Address of Agent for Service)

WITH A COPY TO:
Joshua B. Deringer, Esq.
Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA 19103-6996

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

Explanatory Note:  This Amendment No. 61 to the Registration Statement of Hatteras Alternative Mutual Funds Trust (the “Trust”) is being filed to add the Hatteras Event Driven Fund as a series to the Trust.

Hatteras Alternative Mutual Funds

Multiple Hedge Fund Managers • Multiple Hedge Fund Strategies • Mutual Fund StructureSM

Prospectus

May 29, 2015

HATTERAS EVENT DRIVEN FUND
      CLASS H

Investment Advisor: Hatteras Funds, LLC

The U.S. Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

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HATTERAS EVENT DRIVEN FUND—SUMMARY SECTION

Management

Investment Advisor:  Hatteras Funds, LLC is the investment advisor of the Hatteras Event Driven Fund (the “Fund”).  The Fund is managed by multiple sub-advisors. FrontFour Capital Group, LLC, a sub-advisor to the Fund, is responsible for the management of a significant portion of the Fund’s net assets.

Portfolio Managers:  The Fund is managed by the following portfolio managers.
Portfolio Managers	Years of Service with the Fund	Primary Title
Michael P. Hennen, CFA	5	Director, Portfolio Management
Roger Tyler Powers, III, CFA	4	Director, Portfolio Management

Purchase and Sale of Fund Shares
Class H shares of the Fund are issued solely to eligible investors in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Fund may currently be made only by regulated investment companies, U.S. and non-U.S. institutional investors, segregated asset accounts and certain other entities.  There is no minimum initial or subsequent investment requirement.  Class H shares of the Fund may be redeemed by contacting Hatteras Alternative Mutual Funds Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or by calling 1-877-569-2382.

Tax Information
The Fund’s distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account. Distributions on investments made through tax-deferred arrangements may be taxed later upon withdrawal of assets from those accounts.

OVERVIEW OF HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

This prospectus is being filed as a part of the registration statement filed by Hatteras Alternative Mutual Funds Trust (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”). Beneficial interests of the series of the Trust included in this prospectus are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in the series of the Trust described herein may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. No part of this prospectus constitutes an offer to sell, or the solicitation of an offer to buy, any beneficial interests of the series described herein, in any state or jurisdiction in which such an offer is unlawful.

Responses to Items 1, 2, 3, 4 and 13 of Part A and Items 28(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

This Prospectus has information you should know before investing. Please read it carefully and keep it with your investment records.

All of the assets of the Event Driven Portfolio, a series of Underlying Funds Trust (the “Predecessor Portfolio”), were transferred to the Fund in a reorganization on May 29, 2015 (the “Reorganization Date”).  As a result of the reorganization, the performance and accounting history of the Predecessor Portfolio prior to the Reorganization Date was assumed by the Fund.  Accordingly, information regarding the performance and operations of the Fund for periods prior to the Reorganization Date represents the performance of the Predecessor Portfolio. The Predecessor Portfolio was also advised by the Advisor and had the same investment objective and strategies as the Fund.

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Investment Advisor
Hatteras Funds, LLC

Investment Sub-Advisors
FrontFour Capital Group, LLC
Moab Capital Partners, LLC
Mountaineer Partners Management, LLC
White Oak Global Advisors, LLC

The Advisor has obtained an exemptive order from the U.S. Securities and Exchange Commission that permits the Advisor, subject to certain conditions and approval by the Trust’s Board of Trustees, to change sub-advisors (engaged by the Advisor to conduct the investment programs of the Fund) without shareholder approval.

This prospectus discusses one series of the Trust, the Fund. The Fund is a no-load, diversified, open-end management investment company.

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, POLICIES AND PRINCIPAL RISKS

The Fund’s investment objective may be changed without shareholder approval.  The Fund will provide shareholders with 60 days’ notice before changing its investment objective.

Investment Objective
The Fund seeks to achieve capital appreciation.

Principal Investment Strategies and Policies
To achieve its investment objective, the Fund, under normal market conditions, will invest at least 80% of its net assets (plus any borrowings for investment purposes) in securities whose prices are or will be impacted by a corporate event.  The Fund has no policy with respect to the capitalization of issuers in which it may invest and may invest in securities of all market capitalizations (small, mid and large capitalization companies). The securities held by the Fund may include common and preferred stock, nonconvertible and convertible debt of all maturities and qualities (including bonds commonly referred to as “junk bonds”) and shares of investment companies. The Fund may invest in foreign securities (including those from developing countries), depositary receipts relating to foreign securities and may enter into equity, interest rate, index and currency rate swap agreements. Derivative instruments in which the Fund may invest include options, futures and swaps. The Fund invests in these types of instruments to both reduce risk through hedging, or to take market risk.  The Advisor expects that the Fund’s investment strategy may result in a portfolio turnover rate in excess of 100% on an annual basis.

The Fund may employ strategies designed to capture price movements generated by anticipated corporate events such as investing in companies involved in special situations, including, but not limited to, mergers, acquisitions, asset sales, spin-offs, balance sheet restructuring, bankruptcy and other situations. The Fund may employ the following Event Driven sub-strategies:

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Event Driven – Activist.   The Fund may employ event driven activist strategies where a manager may take an active role, by obtaining or attempting to obtain representation of the company's board of directors in an effort to impact the firm's policies or strategic direction and in some cases may advocate activities such as division or asset sales, partial or complete corporate divestiture, dividend or share buybacks, and changes in management. Strategies employ an investment process primarily focused on opportunities in equity and equity related instruments of companies. These companies are typically engaged or prospectively engaged in a corporate transaction, security issuance/repurchase, asset sales, division spin-off or other catalyst oriented situation.

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Event Driven – Merger Arbitrage.  The Fund may employ event driven merger arbitrage strategies primarily focused on opportunities in equity and equity related securities of companies which are currently engaged in a corporate transaction. Merger Arbitrage involves primarily announced transactions, typically with limited or no exposure to situations which pre-, post-date or situations in which no formal announcement is expected to occur.

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Event Driven – Distressed/Restructuring.  The Fund may employ an investment process focused on corporate fixed income instruments, primarily on corporate credit instruments of companies trading at significant discounts to their value at issuance or obliged (par value) at maturity as a result of either formal bankruptcy proceeding or financial market perception of near term proceedings. Managers are typically actively involved with the management of these companies, frequently involved on creditors' committees in negotiating the exchange of securities for alternative obligations, either swaps of debt, equity or hybrid securities. Managers employ fundamental credit processes focused on valuation and asset coverage of securities of distressed firms; in most cases portfolio exposures are concentrated in instruments which are publicly traded, in some cases actively and in others under reduced liquidity but in general for which a reasonable public market exists.

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Event Driven – Event Equity/Debt. The Fund may employ an investment strategy in which it maintains positions in companies currently or prospectively involved in corporate transactions of a wide variety including, but not limited to, mergers, restructurings, financial distress, tender offers, shareholder buybacks, debt exchanges, security issuance or other capital structure adjustments. Security types can range from most senior in the capital structure to most junior or subordinated, and frequently involve additional derivative securities. Event Driven exposure includes a combination of sensitivities to equity markets, credit markets and idiosyncratic, company specific developments. Investment theses are typically predicated on fundamental characteristics (as opposed to quantitative), with the realization of the thesis predicated on a specific development exogenous to the existing capital structure.

Principal Investment Risks

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Aggressive Investment Risks. The Fund may employ investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market of the security sold short, which could result in a theoretically unlimited loss), leverage, commodities and financial futures and derivative transactions. Although the Fund uses hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than non-hedged strategies, and the Fund may use long only or short only strategies. The absolute return strategies employed by the Fund generally will emphasize hedged positions rather than non-hedged positions in securities and derivatives in an effort to protect against losses due to general movements in market prices; however, no assurance can be given that such hedging will be successful or that consistent absolute returns will be achieved.

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Arbitrage Trading Risks. The principal risk associated with the Fund’s arbitrage investment strategies is that the underlying relationships between securities in which the Fund takes investment positions may change in an adverse manner, in which case the Fund may realize losses.

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Derivative Securities Risks. The Fund may invest in derivative securities. These are financial instruments that derive their performance from the performance of an underlying asset, index, interest rate or currency exchange rate. Derivatives can be volatile and involve various types and degrees of risks, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Fund. The Fund could experience a loss if derivatives do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge or if the Fund is unable to liquidate a position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

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Distressed Securities Risks. Some of the risks involved with distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with distressed companies. Because of the relative illiquidity of distressed debt and equity, short sales are difficult, and most funds are primarily long. Some relative value trades are possible, selling short one class of a distressed company’s capital structure and purchasing another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of the Fund’s claims.

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Fixed Income Securities Risks. Interest rates may go up resulting in a decrease in the value of the fixed income securities held by the Fund. Credit risk is the risk that an issuer will not make timely payments of principal and interest. There is also the risk that an issuer may “call,” or repay, its high yielding bonds (including bonds commonly referred to as “junk bonds”) before their maturity dates. Fixed income securities subject to prepayment can offer less potential for gains during a declining interest rate environment and similar or greater potential for loss in a rising interest rate environment. Limited trading opportunities for certain fixed income securities may make it more difficult to sell or buy a security at a favorable price or time.

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Foreign Securities Risks. The Fund may invest in foreign securities, foreign currency contracts and depositary receipts relating to foreign securities. Investments in foreign financial markets, including developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the U.S. financial markets. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of the Fund to developing country financial markets may involve greater risk than a fund that invests only in developed country financial markets.

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High Yield Securities Risk. Fixed income securities that are rated below investment grade (i.e., “junk bonds”) are subject to additional risk factors such as increased possibility of default liquidation of the security, and changes in value based on public perception of the issuer.

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Illiquid Securities Risk. Illiquid securities involve the risk that the securities will not be able to be sold at the time or prices desired by the Fund. Illiquid securities are not readily marketable and may include some restricted securities that may be resold to qualified institutional buyers in private transactions but otherwise would not have a regular secondary trading market.

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Options and Futures Risks. The Fund may invest in options and futures contracts. The Fund also may invest in so-called “synthetic options” or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid, and in such cases, the Fund may have difficulty closing out its position.

The Fund may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price within a specified time frame. A put option gives the purchaser of the put option, in return for a premium paid, the right to sell the underlying security to the writer of the put option at a specified price within a specified time frame. A covered call option is a call option with respect to an underlying security that the Fund owns. A covered put option is a put option with respect to which the Fund has segregated cash or liquid securities to fulfill the obligation by the option. The purchaser of a put or call option runs the risk of losing his entire investment, paid as the premium, in a relatively short period of time if the option is not “covered” at a gain or cannot be exercised at a gain prior to expiration. The un-covered writer of a call option is subject to a risk of loss if the price of the underlying security should increase and the un-covered writer of a put option is subject to a risk of loss if the price of the underlying security should decrease.

The Fund may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.; foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counter-party for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.  The Fund may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons.

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No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

The Fund may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates the Fund to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor’s 500 Composite Stock Price Index, NASDAQ High Technology Index, or similar foreign indices. An interest rate futures contract obligates the Fund to purchase or sell an amount of a specific debt security at a future date at a specified price. A currency futures contract obligates the Fund to purchase or sell an amount of a specific currency at a future date at a future price.

To the extent futures and/or options on futures are employed by the Fund, such use will be in accordance with Rule 4.5 of the Commodity Exchange Act (“CEA”).  The Trust, on behalf of the Fund, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 and the Advisor is not subject to registration or regulation as a commodity pool operator under the CEA with respect to the Fund.  Please see “Regulatory Risks Regarding Forwards, Futures, Swaps and Options” below for additional information.

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Portfolio Turnover Risks. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Active and frequent trading may lead to a greater proportion of the Fund’s gains being treated for federal income tax purposes as short-term capital gains (which are generally taxable as ordinary income when distributed to shareholders) or may cause the Fund to distribute taxable income to its shareholders sooner than it would have distributed income if the investments were held for longer periods of time. Frequent trading would also result in transaction costs, which could detract from the Fund’s performance.

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Privately Negotiated Options Risks. The Fund intends to invest in privately negotiated options. Each privately negotiated option will be based on an asset or a basket of securities selected by the Fund. The counterparty to each privately negotiated option will typically be a financial institution (or an affiliate of a financial institution) that is experienced in the field of alternative investments. Upon expiration or termination of a privately negotiated option, the Fund will be entitled to a cash payment from the counterparty if the value of the asset or basket at that time is favorable to the Fund in comparison to the exercise price for the privately negotiated option. As with more traditional options, privately negotiated options will allow for the use of economic leverage. Although the Fund will not be exposed to risk of loss in excess of its payment for a privately negotiated option, the Fund may incur losses that are magnified by the use of leverage and the payment of fees to the counterparty. The Fund will also be exposed to the risk that the counterparty is unable to pay the settlement price upon the termination or expiration of a privately negotiated option.

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Hedging Risks. The Fund may engage in various hedging practices, including by using short sales and put and call options, which by definition entail substantial risks. For example, merger arbitrage strategies generally involve purchasing the shares of an announced acquisition target company at a discount to their expected value upon completion of the acquisition. If an acquisition is called off or otherwise not completed, the Fund may realize losses on the shares of the target company it acquired and on its short position in the acquirer’s securities. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Also, options transactions involve special risks that may make it difficult or impossible to unwind a position when the Fund desires.

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Smaller Capitalization Risks. The Fund may invest in securities without regard to market capitalization. Investments in securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are more typically subject to changes in earnings and future earnings prospects.

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Special Situations Risks. The Fund may use aggressive investment techniques, including seeking to benefit from “special situations,” such as mergers, reorganizations, or other unusual events expected to affect a particular issuer. There is a risk that the “special situation” might not occur or involve longer time frames than originally expected, which could have a negative impact on the price of the issuer’s securities and fail to produce gains or produce a loss for a Fund.

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Regulatory Risks Regarding Forwards, Futures, Swaps and Options.  The Trust, on behalf of the Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA. The Advisor and sub-advisors are not subject to registration or regulation as commodity pool operators under the CEA with respect to the Fund.  The Trust, on behalf of the Fund, is required to affirm the Fund’s “commodity pool operator” exclusion annually within 60 days of the start of the calendar year.

The Advisor and the Fund will become subject to regulation by the CFTC if the Fund invests more than a prescribed level of its liquidation value in futures and certain other instruments, or if the Fund markets itself as providing investment exposure to such instruments. The sub-advisors to the Fund may also be subject to CFTC regulation if the Fund is deemed to be a commodity pool.

Other potentially adverse regulatory initiatives could also develop. Transactions in futures and options by the Fund are subject to limitations established by futures and option exchanges governing the maximum number of futures and options that may be written or held by a single investor or group of investors acting in concert, regardless of whether the futures or options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of futures or options which the Fund may write or hold may be affected by futures or options written or held by other entities, including other investment companies advised by the Advisor or a sub-advisor (or an adviser that is an affiliate of the Fund’s Advisor or sub-advisor). An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

Other Investment Strategies
The Fund also has the ability to employ strategies including, without limitation: (a) lending its portfolio securities to brokers, dealers and financial institutions; (b) borrowing money from banks or other financial institutions to purchase securities; and (c) investing in warrants, options and futures, reverse repurchase agreements, initial public offerings, restricted securities, and other investment companies.

The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategy or strategies in attempting to respond to adverse market, economic, political or other conditions.  If such defensive positions are taken, the Fund may not achieve its investment objective.

The Advisor selects one or more sub-advisors for the Fund, as noted above. The Advisor reviews a wide range of factors in evaluating each sub-advisor including, but not limited to, past investment performance during various market conditions, investment strategies and processes used, structures of portfolios and risk management procedures, reputation, experience and training of key personnel, correlation of results with other sub-advisors, assets under management and number of clients. The Advisor conducts interviews of each sub-advisor’s personnel as well as interviews with third party references and industry sources.

The Advisor regularly evaluates each sub-advisor to determine whether its investment program is consistent with the investment objective of the Fund it manages and whether its investment performance is satisfactory. The Advisor may, subject to the approval of the Board of Trustees, change sub-advisors engaged by the Advisor to conduct the investment programs of the Fund without shareholder approval.

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Additional Investment Risks
In addition to the Principal Risks of the Fund listed above, investing in the Fund may involve the following additional risks:

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Borrowing Risks. Because the Fund may borrow money from banks or other financial institutions to purchase securities, commonly referred to as “leveraging,” the Fund’s exposure to fluctuations in the prices of these securities is increased in relation to the Fund’s capital. The Fund’s borrowing activities will exaggerate any increase or decrease in the net asset value of the Fund. In addition, the interest which the Fund must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment profits. Unless profits on assets acquired with borrowed funds exceed the costs of borrowing, the use of borrowing will diminish the investment performance of the Fund compared with what it would have been without borrowing.

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Other Investment Companies Risks. The Fund may invest in or sell short shares of other investment companies, including exchange-traded funds (ETFs) as a means to pursue its investment objective. As a result of this policy, your cost of investing in the Fund will generally be higher than the cost of investing directly in the underlying fund shares. You will indirectly bear fees and expenses charged by the underlying funds in addition to the Fund’s direct fees and expenses. Furthermore, the use of this strategy could affect the timing, amount and character of distributions to you and therefore may increase the amount of taxes payable by you.

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Initial Public Offerings Risks. The Fund may purchase securities of companies in initial public offerings. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for the Fund to buy or sell significant amounts of shares without unfavorable impact on prevailing market prices. Some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies without revenues or operating income, or the near-term prospects of achieving them.

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Restricted Securities Risks. The Fund may invest without limit in securities that are subject to restrictions on resale, such as Rule 144A securities. Rule 144A securities are securities that have been privately placed but are eligible for purchase and sale by certain qualified institutional buyers. Under the supervision of the Board of Trustees, the Fund will determine whether securities purchased under Rule 144A are illiquid. The Fund is restricted to holding no more than 15% of its total assets in securities that are illiquid; that is, not readily marketable. If it is determined that qualified institutional buyers are unwilling to purchase these securities, the percent of the Fund’s assets invested in illiquid securities would increase.

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Reverse Repurchase Agreement Risks. The Fund may invest in reverse repurchase agreements, which involve a sale of a security to a bank or securities dealer and the Fund’s simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in a loss to the Fund. Reverse repurchase agreements are a form of leverage, which also may increase the volatility of the Fund.

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Securities Lending Risks. The Fund may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase the return on its portfolio. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, the Fund could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities.

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Warrants Risks. The Fund may invest in warrants, which are derivative instruments that permit, but do not obligate, the holder to purchase other securities. Warrants do not carry with them any right to dividends or voting rights. A warrant ceases to have value if it is not exercised prior to its expiration date.

The Advisor continuously monitors the investment positions owned by the Fund to ensure compliance with its investment objective and the investment restrictions detailed in the Prospectus and Statement of Additional Information (“SAI”). The Advisor generally expects the Fund’s assets to be invested across various industries.

PORTFOLIO HOLDINGS INFORMATION

A description of the Fund’s policies and procedures with respect to the disclosure of the portfolio securities is available in the Fund’s Statement of Additional Information.  Currently, disclosure of a Fund’s holdings is required to be, and is, made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  A list of the Fund’s underlying portfolio holdings as of each calendar quarter-end is available on the Fund’s website at www.hatterasfunds.com within 60 calendar days after the calendar quarter-end.  The calendar quarter-end portfolio holdings for the Fund will remain posted on the website until updated with required regulatory filings with the SEC.  The Annual and Semi-Annual Reports of the Fund are available when published, and the Annual and Semi-Annual Reports of the Predecessor Portfolio are available by contacting Hatteras Alternative Mutual Funds Trust c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53202-0701 or calling 1-877-569-2382.

INVESTMENT ADVISOR

Hatteras Funds, LLC, 6601 Six Forks Road, Suite 340, Raleigh, NC 27615 (the “Advisor”) is registered as an investment advisor with the Securities and Exchange Commission under the 1940 Act.  Under the Investment Advisory Agreement between the Advisor and the Trust (”Advisory Agreement”), the Advisor is entitled to receive an annual investment management fee payable by the Trust of 1.75% of the Fund’s average daily net assets.  A discussion of the factors that the Board of Trustees considered in approving the Advisory Agreement will be available in the Fund’s first Semi-Annual or Annual Report.

Subject to the authority of the Trust’s Board of Trustees, the Advisor is responsible for the overall management of the Fund’s business affairs. The Advisor invests the assets of the Fund, either directly or by using sub-advisors, according to the Fund’s investment objective, policies and restrictions.  Development of the Fund’s portfolio investment strategies and allocations to sub-advisors is done on a team management basis. The Advisor furnishes at its own expense all of the necessary office facilities, equipment and personnel required for managing the assets of the Fund.

The Advisor has also entered into an Operating Services Agreement (the “Services Agreement”) with the Fund to provide virtually all day-to-day services to the Fund. The Fund pays the Advisor an annual operating services fee of 0.25% of the Fund’s average daily net assets, excluding any direct or indirect use of leverage. The combined effect of the Advisory Agreement and the Services Agreement (the “Agreements”) is to place a cap or ceiling on the Fund’s ordinary annual operating expenses at 2.00% of the average daily net assets, excluding any direct or indirect use of leverage, of the Fund, excluding brokerage commissions and portfolio trading transfer tax, interest on Fund borrowing, dividends paid on short sales, taxes, litigation and other extraordinary expenses.

Under the terms of the Agreements, subject to the supervision of the Board of Trustees, the Advisor will provide, or arrange to provide, essentially all day-to-day portfolio, administrative and operational services to the Fund and the Trust. The Advisor pays all fees and expenses associated with the services it provides, including, but not limited to, expenses of legal compliance, shareholder communications and meetings of the shareholders. The Advisor will pay all expenses related to marketing the Fund as well as related bookkeeping expenses.

On June 30, 2014, the Advisor acquired substantially all of the assets and assumed certain liabilities of the Predecessor Portfolio’s prior investment adviser, Hatteras Alternative Mutual Funds, LLC, which had managed the Predecessor Portfolio since 2009. The Advisor previously managed the Predecessor Portfolio from June 30, 2014 until the Reorganization Date.

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INVESTMENT SUB-ADVISORS

Sub-Advisors

The Advisor is responsible for selecting the sub-advisors to manage the Fund. The sub-advisors will be engaged to manage the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations and any investment guidelines established by the Advisor and the Board of Trustees. Each sub-advisor will be responsible, subject to the supervision and control of the Advisor and the Board of Trustees, for the purchase, retention and sale of securities in the Fund’s investment portfolio. To facilitate the efficient supervision and management of the sub-advisors by the Advisor and the Trustees, the Advisor applied for, and the SEC approved, an exemptive order that permits the Advisor, subject to certain conditions and approval by the Board of Trustees but without shareholder approval, to hire new sub-advisors, change the terms of particular agreements with sub-advisors or continue the employment of existing sub-advisors after events that would otherwise cause an automatic termination of a sub-advisory agreement. Within 60 days of retaining a new sub-advisor, shareholders will receive notification of the change.

Each of the sub-advisors listed below rely upon respective advisory groups for the day-to-day management of the Fund. The Advisor will pay the sub-advisors monthly an annual fee based upon the net assets of the Fund from the 1.75% Advisory fee paid to the Advisor pursuant to the Advisory Agreement. The Fund is not responsible for the payment of the sub-advisory fees.

A discussion of the factors that the Board of Trustees considered in approving the sub-advisors’ investment advisory agreements will be available in the Fund’s first Semi-Annual or Annual Report.

FrontFour Capital Group, LLC
The Advisor has entered into a sub-advisory agreement with FrontFour Capital Group, LLC (“FrontFour”) to manage a portion of the Fund. FrontFour is located at Two Stamford Landing, 68 Southfield Avenue, Suite 290, Stamford, CT 06902, and is a registered investment advisor.  FrontFour provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.

Moab Capital Partners, LLC
The Advisor has entered into a sub-advisory agreement with Moab Capital Partners, LLC (“Moab”) to manage a portion of the Fund.  Moab is located at 15 East 62nd Street, New York, New York, 10065 and is a registered investment adviser. Moab provides investment advisory services to high net worth individuals, pooled investment vehicles and general partnerships.

Mountaineer Partners Management, LLC
The Advisor has entered into a sub-advisory agreement with Mountaineer Partners Management, LLC (“Mountaineer”) to manage a portion of the Fund.  Mountaineer is located at 150 East 58th Street, 14th Floor, New York, New York 10155 and is a registered investment adviser. Mountaineer provides investment advice and portfolio management services to investment companies, other pooled investment vehicles and pension and profit sharing plans.

White Oak Global Advisors, LLC
The Advisor has entered into a sub-advisory agreement with White Oak Global Advisors, LLC (“White Oak”) to manage a portion of the Fund.  White Oak is located at 88 Kearney Street, Fourth Floor, San Francisco, CA 94108, and is a registered investment advisor.  White Oak provides investment advice and portfolio management services to pooled investment vehicles, pension and profit sharing plans, corporations and other investment advisers.

PORTFOLIO MANAGERS

Mr. Michael P. Hennen, CFA
Mr. Hennen’s primary responsibilities as portfolio manager include asset allocation, portfolio construction, and manager research. Prior to joining the Advisor in 2009, Mr. Hennen was a Vice President at Morgan Stanley in the Graystone Research Group, an alternative investments advisory group within Morgan Stanley, where he led the sourcing, evaluation and monitoring of alternative investment managers across a variety of designated hedge fund and hedge fund of fund strategies. Before joining Morgan Stanley, Mr. Hennen was an Analyst at Morningstar in Chicago. Mr. Hennen received his Bachelor of Business Administration degree in Finance from Western Michigan University. Mr. Hennen has also earned his designation as a Chartered Financial Analyst (CFA).

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Mr. Roger Tyler Powers, III, CFA
Mr. Powers’ primary responsibilities as portfolio manager include manager research for the Funds including hedge fund manager sourcing and due diligence, asset allocation and portfolio construction.  Prior to joining Hatteras, Mr. Powers was a senior analyst at Brightleaf Capital, a long/short equity hedge fund. His responsibilities at Brightleaf included fundamental security analysis, financial modeling and stock selection. Mr. Powers previously worked at BB&T Capital Markets as an Equity Research Analyst covering the specialty finance sector. He also spent several years at Deutsche Bank Alex. Brown, most recently as Vice President in the firm's High Net Worth Private Client Division.  Mr. Powers received his Bachelor of Arts degree in Economics from Washington and Lee University and his Master of Business Administration degree with a concentration in Investment Management from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Mr. Powers has also earned his designation as a Chartered Financial Analyst (CFA).

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund.

NET ASSET VALUE

The net asset value (“NAV”) per share of the Fund will be determined each day the New York Stock Exchange (“NYSE”) is open for business as of the close of regular trading (normally, 4:00 p.m., Eastern time) and will be computed by determining the aggregate market value of all assets of the Fund less its liabilities divided by the total number of shares outstanding.  The NYSE is closed on weekends and most national holidays. The determination of NAV for a particular day is applicable to all applications for the purchase of shares, as well as all requests for the redemption of shares, received before the close of trading on the NYSE on that day. If events occur during the course of a day on which the Fund determines its NAV which, in the Advisor’s opinion, materially affects the value of one or more portfolio securities, these securities will be valued at their fair value as determined in good faith by the policies and procedures adopted by the Board of Trustees. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its NAV per share.

Options and futures contracts listed for trading on a securities exchange or board of trade shall be valued: (a) at the last quoted price, or (b) at the mean of the last bid and asked prices. In the absence of a sale, options not listed for trading on a securities exchange or board of trade for which over-the-counter market quotations are readily available shall be valued at the mean of the current bid and asked prices.

Trading in Foreign Securities
Trading in foreign securities may be completed at times that vary from the closing of the NYSE. In computing the NAV, the Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Some foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by an approved pricing service. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If these events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees.

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HOW TO PURCHASE SHARES

Class H shares of the Fund are sold without a sales load, at the NAV next determined after an order is received by the Fund. Investments in the Fund are sold solely in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts and certain qualified pension and retirement plans. This Prospectus does not constitute an offer to sell, nor the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

EXCHANGE PRIVILEGE

You may exchange your interest in the Fund for an interest in any other series offered by the Trust. You should carefully read the Prospectus of the other series before exchanging shares into that series. Be advised that exercising the exchange privilege consists of two transactions: a withdrawal of interest in one series and the contribution of interest in another. You should request your exchange prior to market close to obtain that day’s NAV. Exchange requests received after the close of the NYSE will be treated as though received on the next business day.

REDEMPTIONS

An investor in the Fund may redeem all or any portion of its investment at the NAV next determined after a redemption request in good order is received by the Fund. The proceeds of a redemption will be paid by the Fund in federal funds normally on the business day that the redemption is effected, but in any event within seven calendar days, except as extensions may be permitted by law.

The Fund reserves the right to pay the redemption price of a beneficial interest in kind, i.e., readily marketable securities. Unless requested by an investor or deemed by the Advisor to be in the best interests of the investors in the Fund as a group, the Fund will not pay a redemption-in-kind to an investor.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

The Fund does not currently have a policy with respect to frequent purchases and redemptions of Fund shares because the Fund is not publically offered and the risks associated with frequent purchases and redemptions are not applicable.

TAX STATUS, DIVIDENDS AND DISTRIBUTIONS

The Fund intends to distribute substantially all of its investment company taxable income and net capital gains in December. Both distributions will be reinvested in shares of the Fund unless you elect to receive cash. Dividends from investment company taxable income (including any excess of net short-term capital gain over net long-term capital loss) are taxable to investors as ordinary income or, under current law, qualified dividend income, while distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss) are generally taxable as long-term capital gain, regardless of your holding period for the shares. Any dividends or capital gain distributions you receive from the Fund will normally be taxable to you when made, regardless of whether you reinvest dividends or capital gain distributions or receive them in cash. If you elect to have dividends and/or capital gains paid in cash, and the U.S. Postal Service cannot deliver the check, or if a check remains outstanding for six months, the Fund reserves the right to reinvest the distribution check into your account, at the Fund’s current NAV, and to reinvest all subsequent distributions.

The Fund expects that, as a result of its investment objectives and strategies, its distributions will consist primarily of short-term capital gains, which are taxable as ordinary income. A portion of the ordinary income dividends paid to you by the Fund may be qualified dividends eligible for taxation at long-term capital gain rates. Certain dividends or distributions declared in October, November or December will be taxed to shareholders as if received in December, if they are paid during the following January. Each year the Fund will inform you of the amount and type of your distributions. IRAs and other qualified retirement plans are generally exempt from federal income taxation with respect to an investment in a regulated investment company, if they have not funded such investment with borrowed funds.

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Your redemptions, including exchanges, may result in a capital gain or loss for federal tax purposes. A capital gain or loss on your investment is the difference between the cost of your shares, including any sales charges, and the amount you receive when you sell them.

On the account application, you will be asked to certify that your social security number or taxpayer identification number is correct and that you are not subject to backup withholding for failing to report income to the IRS. If you are subject to backup withholding or you did not certify your taxpayer identification number, the IRS requires the Fund to withhold a percentage of any dividend and redemption or exchange proceeds. The Fund reserves the right to reject any application that does not include a certified social security or taxpayer identification number.

This summary is not intended to be and should not be construed to be legal or tax advice to any current holder of the Fund’s shares. You should consult your own tax advisors to determine the tax consequences of owning shares in the Fund.

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HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

Advisor	Hatteras Funds, LLC 6601 Six Forks Road, Suite 340 Raleigh, NC 27615
Legal Counsel	Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996
Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Custodian	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540 U.S. Bank National Association 1555 N. Rivercenter Drive, Suite 302 Milwaukee, WI 53212
Independent Registered Public Accounting Firm	Cohen Fund Audit Services, Ltd. 1350 Euclid Avenue, Suite 800 Cleveland, OH 44115

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PRIVACY POLICY

FACTS	WHAT DOES HATTERAS FUNDS DO WITH YOUR PERSONAL INFORMATION?
Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:
•           Social Security number
•           account balances
•           account transactions
•           transaction history
•           wire transfer instructions
•          checking account information
When you are no longer our customer, we continue to share your information as described in this notice.

How?
All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers ' personal information; the reasons Hatteras Funds chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Hatteras Funds share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For non-affiliates to market to you	No	We don’t share

Questions?	Call 919.846.2324 or go to www.hatterasfunds.com

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What we do
Who is providing this notice?	Funds advised by Hatteras. A complete list is included below.
How does Hatteras Funds protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law.  These measures include computer safeguards and secured files and buildings.

How does Hatteras Funds collect my personal information?
We collect your personal information, for example, when you

▪      open an account
▪      provide account information
▪      give us your contact information
▪      make a wire transfer
▪      tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only

▪     sharing for affiliates’ everyday business purposes – information about your creditworthiness
▪     affiliates from using your information to market to you
▪     sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates
Companies related by common ownership or control.  They can be financial and nonfinancial companies.

▪      Our affiliates include RCS Capital Holdings, LLC, RCS Capital Corporation, Hatteras Funds, LLC, a registered investment adviser; Hatteras Capital Distributors, LLC, a registered broker-dealer; and unregistered funds managed by Hatteras such as Hatteras GPEP Fund, L.P. and Hatteras Late Stage VC Fund I, L.P.

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ▪ Hatteras Funds doesn’t share with non-affiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ▪ Hatteras Funds doesn’t jointly market.
List of funds providing this notice
Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives TEI Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P., Hatteras Core Alternatives TEI Institutional Fund, L.P., Hatteras Global Private Equity Partners Institutional, LLC, Hatteras VC Co-Investment Fund II, LLC, Hatteras GPEP Fund II, LLC, Hatteras Alternative Mutual Funds Trust and HCIM Trust.

REV 9/2014

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HATTERAS EVENT DRIVEN FUND
Class H

A series of Hatteras Alternative Mutual Funds Trust

STATEMENT OF ADDITIONAL INFORMATION

May 29, 2015

This Statement of Additional Information (“SAI”) is not a prospectus and should be read in conjunction with the prospectus of the Hatteras Event Driven Fund (“Event Driven” or the “Fund”) dated May 29, 2015 (the “Prospectus”).  All of the assets of the Event Driven Portfolio, a series of Underlying Funds Trust (the “Predecessor Portfolio”), were transferred to the Fund in a reorganization on May 29, 2015.  Copies of the annual report of the Predecessor Portfolio for the fiscal year ended December 31, 2014 may be obtained without charge by contacting the Fund’s transfer agent, U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by calling 1-877-569-2382. The financial statements and notes contained in the annual report are incorporated by reference into this SAI. No other parts of the annual report are incorporated by reference herein.
[Missing Graphic Reference]

This SAI is being filed as a part of the registration statement filed by Hatteras Alternative Mutual Funds Trust (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests of this series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely in selling agent transactions to eligible investors that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, investments in the Fund may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans. Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in the Fund.

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THE TRUST

Hatteras Alternative Mutual Funds Trust (the “Trust”), an open-end management investment company, was organized as a Delaware statutory trust on April 12, 2002.  The Trust is comprised of the Fund and a series of mutual funds, all of which are classified as diversified open end management investment companies. This SAI relates to one series: the Hatteras Event Driven Fund.  The Fund is classified as a diversified series of the Trust and has its own investment objective and policies.  The Trust may start additional series and offer shares of a new fund or beneficial interests in a new portfolio under the Trust at any time.

All of the assets of the Event Driven Portfolio, a series of Underlying Funds Trust (the “Predecessor Portfolio”) were transferred to the Fund in a reorganization on May 29, 2015 (the “Reorganization Date”). As a result of the reorganization, the performance and accounting history of the Predecessor Portfolio was assumed by the Fund. Financial and performance information prior to the Reorganization Date included herein is that of the Predecessor Portfolio.

Hatteras Funds, LLC (the “Advisor”) serves as investment adviser to the Fund. The Advisor also served as the investment adviser to the Predecessor Portfolio from July 1, 2014 to the Reorganization Date.  On June 30, 2014, the Advisor acquired substantially all of the assets and assumed certain liabilities of the Predecessor Portfolio’s prior investment adviser, Hatteras Alternative Mutual Funds, LLC, which had managed the Predecessor Portfolio since 2009.

The authorized capitalization of the Trust consists of an unlimited number of shares of beneficial interest. Each investor in the Fund is entitled to participate equally in the Fund’s earnings and assets.

Each investor in the Fund is entitled to vote in proportion to the amount of its investment in the Fund. Fund investors will vote together in certain circumstances (e.g. election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more series could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a series of the Trust, as the case may be, may control the outcome of the votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a series of the Trust (if the meeting relates solely to that series), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a series) requests in writing a meeting of investors. Changes in fundamental policies or limitations will be submitted to investors for approval.

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The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust shall indemnify and hold each Investor in a series harmless from and against any claim or liability to which such Investor may become subject solely by reason of its being or having been an Investor and not because of such Investor’s acts or omissions or for some other reason, and shall reimburse such Investor for all legal and other expenses reasonably incurred by it in connection with any such claim or liability (upon proper and timely request by the Investor). The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the series, investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which a series had inadequate insurance and was unable to meet its obligation out of its assets.

INVESTMENT RESTRICTIONS

The following investment restrictions have been adopted by the Fund as fundamental policies and may be changed only by the affirmative vote of a majority of the outstanding voting securities of the Fund.  As used in this Statement of Additional Information and in the Prospectus, the term “majority of the outstanding voting securities of the Fund” means the vote of whichever is less:

(1)
67% or more of the beneficial interests of the Fund represented at a meeting, if the holders of more than 50% of the outstanding beneficial interests of the Fund are present or represented by proxy, or

(2)	more than 50% of the outstanding beneficial interests of the Fund.

The following investment restrictions apply to the Fund:

(1)	The Fund may not issue senior securities other than to evidence indebtedness, borrowings or short sales as permitted.

(2)	The Fund may not borrow money except that it may borrow:

(a)	for leveraging purposes,
(b)	from banks for temporary or emergency purposes, such as to meet unanticipated shareholder redemptions, or

(c)
by entering into reverse repurchase agreements, if, immediately after any such borrowing, the value of the Fund’s assets, including all borrowings then outstanding less its liabilities, is equal to at least 300% of the aggregate amount of borrowings then outstanding (for the purpose of determining the 300% asset coverage, the Fund’s liabilities will not include amounts borrowed). Any such borrowings may be secured or unsecured. The Fund may issue securities (including senior securities) appropriate to evidence the indebtedness, including reverse repurchase agreements, which the Fund is permitted to incur.

(3)
The Fund may not underwrite or participate in the marketing of securities issued by other persons except to the extent that the Fund may be deemed to be an underwriter under federal securities laws in connection with the disposition of portfolio securities.

(4)
The Fund may not purchase any securities which would cause 25% or more of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry, provided that (a) there shall be no limit on the purchase of U.S. government securities; (b) 25% or more of the Fund’s assets may be indirectly exposed to industries in commodity sectors of an index; (c) the Fund may invest more than 25% of its total assets in instruments (such as structured notes) issued by companies in the financial services sectors (which includes the banking, brokerage and insurance industries) and (d) for the avoidance of doubt, this restriction shall not apply to the Fund’s counterparties in transactions in forward contracts, futures contracts, and other derivative instruments.

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(5)
The Fund may not purchase or sell real estate or real estate mortgage loans as such, but this restriction shall not prevent the Fund from investing in readily marketable interests in real estate investment trusts, readily marketable securities of companies that invest in real estate, or obligations secured by real estate or interests therein.

(6)	The Fund will not lend any of its assets, except as permitted under the Securities Lending restrictions set forth in the Prospectus.

(7)
The Fund may not pledge, mortgage or hypothecate its assets, except to secure borrowings (as set forth above under Investment Restriction 2(a) above), or with respect to a securities lending program. Notwithstanding anything to the contrary herein, the Fund may pledge collateral in connection with investments in certain derivative transactions permitted in the Prospectus and this Statement of Additional Information.

(8)
The Fund may not purchase or sell physical commodities (provided the Fund may purchase or sell precious metals directly, and may purchase or sell precious metal commodity contracts or options on such contracts in compliance with applicable commodities laws) unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from engaging in transactions involving currencies and futures contracts and options thereon or investing in securities or other instruments that are backed by physical commodities.

Non-fundamental investment restrictions may be amended by a majority vote of the Trustees of the Trust without obtaining shareholder approval. Under the non-fundamental investment restrictions:

(1)
The Fund may not hold more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities. Illiquid securities are those securities without readily available market quotations, including repurchase agreements having a maturity of more than seven days. Illiquid securities may include restricted securities not determined by the Trustees to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than 7 days after notice

(2)
The Fund may not sell short securities having a total market value in excess of 100% of the value of the net assets of the Fund, and the value of the securities of any one issuer in which the Fund is short may not exceed the lesser of: (a) 10% of the value of the Fund’s net assets or (b) 10% of the securities of any class of any issuer.

(3)
The Fund may not (a) sell covered call options the underlying securities of which have an aggregate value (determined as of the date the calls are sold) exceeding 50% of the value of the net assets of the Fund; or (b) invest in put options to the extent that the premiums on protective put options exceed 25% of the value of its net assets; provided that the provisions of this paragraph shall not prevent the purchase, ownership, holding or sale of forward contracts with respect to foreign securities or currencies.

(4)	The Fund may not purchase securities of other investment companies, except in accordance with the 1940 Act.

If a particular percentage restriction on investment or utilization of assets as set forth above, is adhered to at the time an investment is made, a later change in percentage resulting from a change in values or assets will not constitute a violation. However, if at any time borrowings exceed 33 1/3% of total assets, the Fund must reduce its borrowings within three business days thereafter. The Fund may exchange securities, exercise any conversion rights or exercise warrants or any other rights to purchase common stock or other equity securities and may hold such securities so acquired without regard to the foregoing investment restrictions.

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INVESTMENT POLICIES

A more detailed discussion of one of the investment strategies and policies described in the Prospectus (see “Investment Objective, Principal Investment Strategies, Policies and Principal Risks”) appears below:

Merger Arbitrage

Although a variety of strategies may be employed depending upon the nature of the reorganizations selected for investment, the most common merger arbitrage activity involves purchasing the shares of an announced acquisition target at a discount from the expected value of such shares upon completion of the acquisition. The size of the discount, or spread, and whether the potential reward justifies the potential risk are functions of numerous factors affecting the riskiness and timing of the acquisition. Such factors include the status of the negotiations between the two companies (for example, spreads typically narrow as the parties advance from an agreement in principle to a definitive agreement), the complexity of the transaction, the number of regulatory approvals required, the likelihood of government intervention on antitrust or other grounds, the type of consideration to be received and the possibility of competing offers for the target company.

Because the expected gain on an individual arbitrage investment is normally considerably smaller than the possible loss should the transaction be unexpectedly terminated, Fund assets will not be committed unless the proposed acquisition or other reorganization plan appears to have a substantial probability of success. The expected timing of each transaction is also extremely important since the length of time that the Fund’s capital must be committed to any given reorganization will affect the rate of return realized by the Fund and delays can substantially reduce such returns. See “Portfolio Turnover.”

Trading to seek short-term capital appreciation can be expected to cause the Fund’s portfolio turnover rate to be substantially higher than that of the average equity-oriented investment company and, as a result, may involve increased brokerage commission costs which will be borne directly by the Fund and ultimately by its investors. See “Allocation of Portfolio Brokerage” and “Portfolio Turnover.” Certain investments of the Fund may, under certain circumstances, be subject to rapid and sizable losses, and there are additional risks associated with the Fund’s overall investment strategy, which may be considered speculative.

Special Risks of Over-the-Counter Options Transactions

As part of its portfolio strategy, the Fund may engage in transactions in options that are traded over-the-counter (“OTC transactions”). OTC transactions differ from exchange-traded transactions in several respects. OTC transactions are transacted directly with dealers and not with a clearing corporation. Without the availability of a clearing corporation, OTC transaction pricing is normally done by reference to information from market makers.

As the OTC transactions are transacted directly with dealers, there is a risk of nonperformance by the dealer as a result of the insolvency of such dealer or otherwise, in which event the Fund may experience a loss. An OTC transaction may only be terminated voluntarily by entering into a closing transaction with the dealer with whom the Fund originally dealt. Any such cancellation, if agreed to, may require the Fund to pay a premium to that dealer. In those cases in which the Fund has entered into a covered transaction and cannot voluntarily terminate the transaction, the Fund will not be able to sell the underlying security until the investment instrument expires or is exercised or different cover is substituted. In such cases, the Fund may not be able to sell an underlying security even though it might otherwise be advantageous to do so.

It is the Fund’s intention to enter into OTC transactions only with dealers which agree to, and which are expected to be capable of, entering into closing transactions with the Fund, although there is no assurance that a dealer will voluntarily agree to terminate the transaction. There is also no assurance that the Fund will be able to liquidate an OTC transaction at any time prior to expiration. OTC transactions for which there is no adequate secondary market will be considered illiquid.

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Cyber Security Risk

The Trust and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Trust to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Trust or its Advisor, custodian, transfer agent, intermediaries and other third-party service providers may adversely impact the Trust. For instance, cyber security breaches may interfere with the processing of shareholder transactions, impact the Trust’s ability to calculate its NAVs, cause the release of private shareholder information or confidential business information, impede trading, subject the Trust to regulatory fines or financial losses and/or cause reputational damage. The Trust may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issuers of securities in which the Trust may invest, which could result in material adverse consequences for such issuers and may cause the Trust’s investment in such companies to lose value.

Additional Information on Investment Securities

The Fund may invest in the following types of securities including those discussed in the Prospectus:

Equity Securities. The Fund may invest in equity securities consistent with its investment objective and strategies. An equity security, or stock, represents a proportionate share of the ownership of a company; its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets, and general market conditions. Common stocks and preferred stocks are examples of equity securities. Equity securities, such as common stocks, represent shares of ownership of a corporation. Preferred stocks are equity securities that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets. Please see “Preferred Stock” below. Some preferred stocks may be convertible into common stock. Convertible securities are securities (such as debt securities or preferred stock) that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. Please see “Convertible Securities” below.

To the extent the Fund invests in the equity securities of small or medium-size companies, it will be exposed to the risks of smaller sized companies. Small and medium-size companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies. Furthermore, those companies often have limited product lines, or services, markets, or financial resources, or are dependent on a small management group. In addition, because these stocks are not well-known to the investing public, do not have significant institutional ownership, and are followed by relatively few security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, can decrease the value and liquidity of securities held by the Fund. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund’s portfolio.

Preferred Stock. The Fund may invest in preferred stocks. A preferred stock is a blend of the characteristics of a bond and common stock. It can offer the higher yield of a bond and has priority over common stock in equity ownership, but does not have the seniority of a bond and, unlike common stock, its participation in the issuer’s growth may be limited. Preferred stock has preference over common stock in the receipt of dividends and in any residual assets after payment to creditors should the issuer by dissolved. Although the dividend is set at a fixed annual rate, in some circumstances it can be changed or omitted by the issuer.

Convertible Securities. The Fund may invest in convertible securities. A convertible security is a fixed-income security (a debt instrument or a preferred stock), which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stocks in an issuer’s capital structure, but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar nonconvertible security), a convertible security also gives an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the issuing company depending upon a market price advance in the convertible security’s underlying common stock.

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Initial Public Offerings. The Fund may purchase shares in initial public offerings (IPOs). Because IPO shares frequently are volatile in price, the Fund may hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. By selling IPO shares, the Fund may realize taxable capital gains that it will subsequently distribute to shareholders. Investing in IPOs has added risks because their shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund’s portfolio.

Foreign Securities. Subject to the Fund’s investment policies and quality standards, the Fund may invest in the securities of foreign issuers listed on foreign securities exchanges or over-the-counter markets, or which are represented by American Depository Receipts and listed on domestic securities exchange or traded in the United States on over-the-counter markets.

Because the Fund may invest in foreign securities, an investment in the Fund involves risks that are different in some respects from an investment in a fund that invests only in securities of U.S. domestic issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies. There may be less governmental supervision of securities markets, brokers and issuers of securities. Securities of some foreign companies are less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the United States. Settlement practices may include delays and may differ from those customary in United States markets. Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, restrictions on foreign investment and repatriation of capital, imposition of withholding taxes on dividend or interest payments, currency blockage (which would prevent cash from being brought back to the United States), and difficulty in enforcing legal rights outside the United States. Finally, there are many differences in government regulation and supervision of foreign securities exchanges, brokers, listed companies and banks compared to the United States. These differences could negatively impact foreign securities in which the Fund invests.

The Fund may invest in the following types of securities including those discussed in the Prospectus:

Investment Company Securities. The Fund may invest in shares of other investment companies. The Fund may also invest in money market mutual funds in connection with its management of daily cash positions. The Fund currently intends to limit its investments in securities issued by other investment companies, except for money market mutual funds, so that not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund, or its affiliated persons, as a whole. In addition to the advisory and operational fees the Fund bears directly in connection with its own operation, the Fund would also bear its pro rata portion of each other investment company’s advisory and operational expenses.

The Fund’s investment in other investment companies may consist of shares of Exchange-Traded Funds (“ETFs”). ETFs are securities the value of which either tracks a securities index or basket of securities or is determined based on the ETF’s portfolio of assets that are actively managed by the ETF’s investment advisor. The Fund’s investments in ETFs are subject to its limitations on investments in other investment companies. The shares of an ETF may be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in kind for a portfolio of the underlying securities (based on the ETF’s net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit. The Fund’s ability to redeem creation units may be limited by the 1940 Act, which provides that the ETFs will not be obligated to redeem shares held by the Fund in an amount exceeding one percent of its total outstanding securities during any period of less than 30 days.

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Commercial Paper. Commercial paper consists of short-term unsecured promissory notes issued by corporations in order to finance their current operations. The Fund will only invest in commercial paper rated A-1 by Standard & Poor’s Ratings Group (“Standard & Poor’s”) or Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or unrated paper of issuers who have outstanding unsecured debt rated AA or better by Standard & Poor’s or Aa or better by Moody’s. Certain notes may have floating or variable rates. Variable and floating rate notes with a demand notice period exceeding seven days will be subject to the Fund’s policy with respect to illiquid investments unless, in the judgment of the Advisor, such note is liquid.

The rating of Prime-1 is the highest commercial paper rating assigned by Moody’s. Among the factors considered by Moody’s in assigning ratings are the following: valuation of the management of the issuer; economic evaluation of the issuer’s industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; evaluation of the issuer’s products in relation to competition and customer acceptance; liquidity; amount and quality of long-term debt; trend of earnings over a period of 10 years; financial strength of the issuer’s parent company and the relationships which exist with the issuer; and recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. These factors are all considered in determining whether the commercial paper is rated Prime-1. Issuers of commercial paper rated A (highest quality) by Standard & Poor’s have the following characteristics: liquidity ratios are adequate to meet cash requirements; long-term senior debt is rated “A” or better, although in some cases “BBB” credits may be allowed; the issuer has access to at least two additional channels of borrowing; basic earnings and cash flow have an upward trend with allowance made for unusual circumstances; typically, the issuer’s industry is well established and the issuer has a strong position within the industry; and the reliability and quality of management are unquestioned. The relative strength or weakness of the above factors determines whether the issuer’s commercial paper is rated A-1.

Repurchase Agreements. Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (a member bank of the Federal Reserve System or recognized securities dealer) at an agreed upon price on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to repurchase the securities at the agreed upon price, which obligation is in effect secured by the value of the underlying security. The Fund may enter into repurchase agreements with respect to obligations in which the Fund is authorized to invest.

Warrants. The Fund may invest a portion of its assets in warrants. A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price. Unlike convertible debt securities or preferred stock, warrants do not pay a fixed coupon or dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors, and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised, resulting in a loss of the Fund’s entire investment therein).

Futures and Options on Futures. The Fund may enter into commodity futures contracts (including contracts relating to foreign currencies, interest rates, commodities securities and other financial indexes and other commodities), and purchase and write (sell) related options traded on exchanges designated by the CFTC or, consistent with CFTC regulations, on foreign exchanges. The Fund intends primarily to invest in futures contracts and options on them through the Subsidiary. A futures contract provides for the future sale by one party and the purchase by the other party of a specified amount of a commodity, such as an energy, financial agricultural or metal commodity, at a specified price, date, time and place. For example, a foreign currency futures contract provides for the future sale by one party and the purchase by the other party of a certain amount of a specified non-U.S. currency at a specified price, date, time and place. Similarly, an interest rate futures contract provides for the future sale by one party and the purchase by the other party of a certain amount of a specific interest rate sensitive financial instrument (e.g., a debt security) at a specified price, date, time and place. Securities, commodities and other financial indexes are capitalization weighted indexes that reflect the market value of the securities, commodities or other financial instruments respectively, represented in the indexes. A futures contract on an index is an agreement to be settled by delivery of an amount of cash equal to a specified multiplier times the difference between the value of the index at the close of the last trading day on the contract and the price at which the agreement is made. The clearing house of the exchange on which a futures contract is entered into becomes the counterparty to each purchaser and seller of the futures contract.

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The Fund may purchase and write (sell) call and put futures options. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price upon expiration of, or at any time during the period of, the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true.

When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit with its futures commission merchant a specified amount of liquid assets (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract that is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. The Fund expects to earn taxable interest income on its initial margin deposits.

A futures contract held by the Fund is valued daily at the official settlement price on the exchange on which it is traded. Each day the Fund pays or receives cash, called “variation margin”, equal to the daily change in value of the futures contract. This process is known as “marking to market”. Variation margin does not represent a borrowing or loan by the Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Fund will mark to market its open futures positions. The Fund also is required to deposit and to maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option and other futures positions held by the Fund. Although some futures contracts call for making or taking delivery of the underlying assets, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (involving the same exchange, underlying security or index and delivery month). If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. The transaction costs also must be included in these calculations. As discussed below, however, the Fund may not always be able to make an offsetting purchase or sale. In the case of a physically settled futures contract, this could result in the Fund being required to deliver, or receive, the underlying physical commodity, which could be adverse to the Fund.

At any time prior to the expiration of a futures contract, the Fund may seek to close the position by seeking to take an opposite position, which would operate to terminate the Fund’s existing position in the contract. Positions in futures contracts and options on futures contracts may be closed out only on the exchange on which they were entered into (or through a linked exchange). No secondary market for such contracts exists. Although the Fund may enter into futures contracts only if there is an active market for such contracts, there is no assurance that an active market will exist at any particular time. Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. It is possible that futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions at an advantageous price and subjecting the Fund to substantial losses. In such event, and in the event of adverse price movements, the Fund would be required to make daily cash payments of variation margin. In such situations, if the Fund had insufficient cash, it might have to sell assets to meet daily variation margin requirements at a time when it would be disadvantageous to do so. In addition, if the transaction is entered into for hedging purposes, in such circumstances the Fund may realize a loss on a futures contract or option that is not offset by an increase in the value of the hedged position. Losses incurred in futures transactions and the costs of these transactions will affect the Fund’s performance.

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When the Fund invests in derivative instruments (including swaps), it may be required to segregate cash and/or liquid securities to the extent Fund obligations are not covered or otherwise offset. Generally, if the Fund does not cover its obligations to pay or deliver securities or other assets, the Fund will segregate cash or liquid securities in an amount at least equal to the current amount of the obligation. With respect to investments in futures contracts, the Fund will deposit initial margin and any applicable daily variation margin in addition to segregating cash or liquid securities sufficient to satisfy its obligation to purchase or provide securities or currencies, or to pay the amount owed at the contract’s expiration.

Writing Covered Call Options. The Fund may write covered call options on equity securities to earn premium income, to assure a definite price for a security that the Fund has considered selling, or to close out options previously purchased. A call option gives the holder (buyer) the right to purchase a security at a specified price (the exercise price) at any time until a certain date (the expiration date). A call option is “covered” if the Fund owns the underlying security subject to the call option at all times during the option period.

When writing call options on securities, the Fund may cover its position by owning the underlying security on which the option is written. Alternatively, the Fund may cover its position by owning a call option on the underlying security, on a share for share basis, which is deliverable under the option contract at a price no higher than the exercise price of the call option written by the Fund or, if higher, by owning such call option and depositing and maintaining cash or liquid securities equal in value to the difference between the two exercise prices. In addition, the Fund may cover its position by depositing and maintaining cash or liquid securities equal in value to the exercise price of the call option written by the Fund. The principal reason for the Fund to write call options on securities held by the Fund is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the underlying securities alone.

There is no assurance that a closing transaction can be effected at a favorable price. During the option period, the covered call writer has, in return for the premium received, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security increase, but has retained the risk of loss should the price of the underlying security decline.

Writing Covered Put Options. The Fund may write covered put options on equity securities to assure a definite price for a security if they are considering acquiring the security at a lower price than the current market price or to close out options previously purchased. A put option gives the holder of the option the right to sell, and the writer has the obligation to buy, the underlying security at the exercise price at any time during the option period. The operation of put options in other respects is substantially identical to that of call options.

When writing put options on securities, the Fund may cover its position by owning a put option on the underlying security, on a share for share basis, which is deliverable under the option contract at a price no lower than the exercise price of the put option written by the Fund or, if lower, by owning such put option and depositing and maintaining cash or liquid securities equal in value between the two exercise prices. In addition, the Fund may cover its position by depositing and maintaining cash or liquid securities equal in value to the exercise price of the put option written by the Fund.

The risks involved in writing put options include the risk that a closing transaction cannot be effected at a favorable price and the possibility that the price of the underlying security may fall below the exercise price, in which case the Fund may be required to purchase the underlying security at a higher price than the market price of the security at the time the option is exercised.

Options Transactions Generally. The Fund may write both covered and uncovered options. Option transactions in which the Fund may engage involve the specific risks described above as well as the following risks:

•	the writer of an option may be assigned an exercise at any time during the option period;

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•	disruptions in the markets for underlying instruments could result in losses for options investors;

•	imperfect or no correlation between the option and the securities being hedged;

•	the insolvency of a broker could present risks for the broker’s customers; and

•	market imposed restrictions may prohibit the exercise of certain options.

In addition, the option activities of the Fund may affect its portfolio turnover rate and the amount of brokerage commissions paid by the Fund. The success of the Fund in using the option strategies described above depends, among other things, on the Advisor’s ability to predict the direction and volatility of price movements in the options and securities markets and the Advisor’s ability to select the proper time, type and duration of the options.

By writing call options, the Fund forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit. The Fund may also seek to earn additional income through receipt of premiums by writing covered put options. The risk involved in writing such options is that there could be a decrease in the market value of the underlying security. If this occurred, the option could be exercised and the underlying security would then be sold to the Fund at a higher price than its then current market value.

The Fund may purchase put and call options to attempt to provide protection against adverse price effects from anticipated changes in prevailing prices of securities. The purchase of a put option generally protects the value of portfolio holdings in a falling market, while the purchase of a call option generally protects cash reserves from a failure to participate in a rising market. In purchasing a call option, the Fund would be in a position to realize a gain if, during the option period, the price of the security increased by an amount greater than the premium paid. The Fund would realize a loss if the price of the security decreased or remained the same or did not increase during the period by more than the amount of the premium. If a put or call option purchased by the Fund were permitted to expire without being sold or exercised, its premium would represent a realized loss to the Fund.

The imperfect correlation in price movement between an option and the underlying financial instrument and/or the costs of implementing such an option may limit the effectiveness of the strategy. The Fund’s ability to establish and close out options positions will be subject to the existence of a liquid secondary market. Although the Fund generally will purchase or sell only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If an option purchased by the Fund expires unexercised, the Fund will lose the premium it paid. In addition, the Fund could suffer a loss if the premium paid by the Fund in a closing transaction exceeds the premium income it received. When the Fund writes a call option, its ability to participate in the capital appreciation of the underlying obligation is limited.

Credit Derivatives. The Fund may enter into credit default swaps, as a buyer or a seller. The buyer in a credit default contract is obligated to pay the seller a periodic stream of payments over the term of the contract provided no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value (“par value”) of the underlying reference obligation in exchange for the underlying reference obligation. If the Fund is a buyer and no event of default occurs, the Fund will have made a stream of payments to the seller without having benefited from the default protection it purchased. However, if an event of default occurs, the Fund, as buyer, will receive the full notional value of the underlying reference obligation that may have little or no value following default. As a seller, the Fund receives a fixed rate of income throughout the term of the contract, provided there is no default. If an event of default occurs, the Fund would be obligated to pay the notional value of the underlying reference obligation in return for the receipt of the underlying reference obligation. The value of the underlying reference obligation received by the Fund coupled with the periodic payments previously received may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. Credit default swaps involve different risks than if the Fund invests in the underlying directly.

Borrowing. The Fund may borrow to increase its portfolio holdings of securities. Such borrowings may be on a secured or unsecured basis at fixed or variable rates of interest. The 1940 Act requires the Fund to maintain continuous asset coverage of not less than 300% with respect to all borrowings. This allows the Fund to borrow for such purposes an amount (when taken together with any borrowings for temporary or emergency purposes as described below) equal to as much as 50% of the value of its net assets (not including such borrowings). If such asset coverage should decline to less than 300% due to market fluctuations or other reasons, the Fund may be required to dispose of some of its portfolio holdings within three days in order to reduce the Fund’s debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to dispose of assets at that time.

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The Fund may also be deemed to be borrowing when entering into certain derivative transactions such as certain options, forwards or swap transactions. This type of borrowing is generally referred to as economic leverage.

The use of borrowing by the Fund involves special risk considerations that may not be associated with other funds having similar policies. Since substantially all of the Fund’s assets fluctuate in value, whereas the interest obligation resulting from a borrowing will be fixed by the terms of the Fund’s agreement with its lender, the asset value per share of the Fund will tend to increase more when its portfolio securities increase in value and decrease more when its portfolio securities decrease in value than would otherwise be the case if the Fund did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. The interest which the Fund must pay on borrowed money, together with any additional fees to maintain a line of credit or any minimum average balances required to be maintained, are additional costs which will reduce or eliminate any net investment income and may also offset any potential capital gains. Unless the appreciation and income, if any, on assets acquired with borrowed funds exceed the costs of borrowing, the use of leverage will diminish the investment performance of the Fund compared with what it would have been without leverage.

Illiquid Securities. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933 (the “Securities Act”). Securities which are otherwise not readily marketable and securities such as repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments. The Board of Trustees may determine that such securities are not illiquid securities notwithstanding their legal or contractual restrictions on resale. In all other cases, however, securities subject to restrictions on resale will be deemed illiquid. The Fund will not knowingly hold more than 15% of the value of its net assets, taken at the time of investment, in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non-negotiable fixed time deposits with maturates over seven days, over-the-counter options and certain restricted securities not determined by the Trustee to be liquid.

Restricted Securities. The Fund may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act. These securities are sometimes referred to as private placements. Although securities which may be resold only to “qualified institutional buyers” in accordance with the provisions of Rule 144A under the Securities Act are technically considered “restricted securities,” the Fund may purchase Rule 144A securities without regard to the limitation on investments in illiquid securities described above in the “Illiquid Securities” section, provided that a determination is made that such securities have a readily available trading market. The Fund may also purchase certain commercial paper issued in reliance on the exemption from regulations in Section 4(2) of the Securities Act (“4(2) Paper”). The Advisor will determine the liquidity of Rule 144A securities and 4(2) Paper under the supervision of the Board of Trustees. The liquidity of Rule 144A securities and 4(2) Paper will be monitored by the Advisor, and if as a result of changed conditions it is determined that a Rule 144A security or 4(2) Paper is no longer liquid, the Fund’s holdings of illiquid securities will be reviewed to determine what, if any, action is required to assure that the Fund does not exceed its applicable percentage limitation for investments in illiquid securities.

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Limitations on the resale of restricted securities may have an adverse effect on the marketability of portfolio securities and the Fund might be unable to dispose of restricted securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption requirements. The Fundo might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

Short Sales. The Fund may employ various hedging techniques, such as short selling in an effort to reduce the risks associated with certain of its investments. For example, when the terms of a proposed acquisition call for the exchange of common stock and/or other securities, the common stock of the company to be acquired may be purchased and, at approximately the same time, the amount of the acquiring company’s common stock and/or other securities to be received may be sold short. The Fund will make any such short sale with the intention of later closing out (or covering) the short position with the securities of the acquiring company received once the acquisition is consummated. The purpose of the short sale is to protect against a decline in the market value of the acquiring company’s securities prior to the acquisition’s completion. However, should the acquisition be called off or otherwise not completed, the Fund may realize losses on both its long position in the target company’s shares and its short position in the acquirer’s securities. At all times when the Fund does not own securities which are sold short, the Fund will maintain long securities available for collateral consisting of cash, cash equivalents and liquid securities equal in value on a daily marked-to-market basis to the securities sold short.

Investment In Privately Negotiated Options. The Fund may also invest in privately negotiated option contracts (each a “Private Option”). Generally, an option buyer negotiates with a bank or investment bank to buy a Private Option with contract terms that are more flexible than standardized exchange traded options. Under a Private Option contract, the buyer generally controls the length of the contract, the notional amount, and the asset or basket of securities comprising the reference portfolio that determines the value of the Private Option.

Private Options will generally have a term ranging from 12 to 60 months. The Fund may buy Private Options that will be based on an asset or a basket of securities (the “Basket”) selected by the portfolio managers in accord with the Fund’s investment objective and approved by the counterparty (the “Counterparty”). The Basket may be comprised of securities that include common and preferred stock, government and private issuer debt (including convertible and non-convertible debt), options and futures contracts, limited partnership interests (including so-called “hedge funds”) and shares of registered investment companies. During the term of a Private Option, the portfolio managers expect to have a limited right to modify the notional amount of the Private Option and the assets that comprise the Basket.

As with more traditional options, a Private Option will allow for the use of economic leverage without incurring risk beyond the amount of premium and related fees (the “Premium”) paid for the Private Option. The Private Option will be structured so that it allows the Fund to benefit from an increase in the value of the Basket without owning the assets that comprise the Basket. Upon a decline in the value of the Basket, the Fund may lose all or a portion of the Premium paid for the Private Option. The Fund’s gain or loss may be magnified by writing the Private Option with reference to a much larger notional amount of the Basket than the Premium being paid by the Fund. At no time will the Fund or its shareholders be exposed to a risk of loss in excess of the Premium.

Upon the termination or expiration of a Private Option, the Fund will be entitled to receive from the Counterparty a cash payment (the “Settlement Price”), which is based on the change in value of the Basket serving as a benchmark for that Private Option. In no event will the Fund have the right to acquire the assets that comprise the Basket. The Settlement Price may reflect deductions for fees and an interest-equivalent amount payable to the Counterparty for establishing the Private Option. The Settlement Price will typically be payable to the Fund within a specified number of business days after termination or expiration of the Private Option. Any Private Option that does not require payment of the Settlement Price within seven calendar days after termination or expiration or that cannot be terminated by the Fundo at any time will be treated as an illiquid asset.

The Counterparty will generally have the right to terminate a Private Option at any time prior to maturity. If the Basket does not sufficiently increase in value prior to termination or expiration, the Fund may still suffer losses even though the Basket increased in value because of fees and interest-equivalent amounts payable to the Counterparty or because the increase in value of the Basket has been insufficient to trigger a position settlement value.

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The Counterparty to each Private Option will be a bank, financial institution, or an entity that is affiliated with either a bank or a financial institution with significant experience in the field of alternative investments. Each Counterparty will be one determined by the Advisor to be creditworthy. Neither the Advisor nor the Fund will have any control over any hedging or similar techniques used by the Counterparty to attempt to ensure the Counterparty’s ability to perform under each Private Option. Likewise, neither the Advisor nor the Fund will have any claim on securities or other property, if any, which may be purchased by the Counterparty in connection with the Private Option. Should the Counterparty be unable to perform its obligations under a Private Option, then the Company could lose all or a portion of the premium and the gain, if any, relating to such Private Option.

The following examples are intended to illustrate the basic structure and the gain or loss that the Fundo might realize on Private Options. Certain details of a typical Private Option have been simplified for purposes of these examples.

Example A - Hypothetical Gain

The Fund decides to acquire an interest in the increase (or decrease) in the value of securities that reflect the Fund’s investment objective (the “Securities”). The Fund purchases a Private Option from a Counterparty using a Basket established under the Private Option that is comprised of the Securities. For example, the Fund may choose a notional amount of $150,000 and pay to the Counterparty a $50,000 up-front premium for the Private Option with the Fund entitled to any increase in value of the Basket in excess of $150,000. The Counterparty may or may not decide to purchase the notional value, $150,000, of the Securities that comprise the Basket in order to hedge its obligations under the Private Option. The Private Option is terminated after one year, at which time the value of the Index has increased to $180,000 and the Fund has paid $5,000 in fees and interest-equivalent payments. The Settlement Price would be calculated as $180,000 (the current notional amount), less $100,000 in economic leverage, and the Fund would have a net gain of $25,000 ($180,000 less $100,000 less $50,000 less $5,000).

Example B - Hypothetical Loss

The Fund purchases a Private Option under the terms described above. However, upon termination of the Private Option the value of the Basket has declined to $120,000. The Settlement Price would be calculated as $120,000, less $100,000 in economic leverage, and the Fund would have a net loss of $35,000 ($120,000 less $100,000 less $50,000 less $5,000).

Equity Swap Agreements. The Fund may also enter into equity swap agreements for the purpose of attempting to obtain a desired return or exposure to certain equity securities or equity indices in an expedited manner or at a lower cost to the Fund than if the Fund had invested directly in such securities.

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on, or increase in value of a particular dollar amount invested in a “basket” of particular securities or securities representing a particular index.

Forms of swap agreements include:

(1)	equity or index caps, under which, in return for a premium, one party agrees to make payment to the other to the extent that the return on securities exceeds a specified rate, or “cap;”

(2)	equity or index floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that the return on securities fall below a specified level, or “floor;” and

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(3)	equity or index collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against movements exceeding given minimum or maximum levels.

Parties may also enter into bilateral swap agreements, which obligate one party to pay the amount of any net appreciation in a basket or index of securities while the counterparty is obligated to pay the amount of any net depreciation.

Interest Rate Swap Agreements. The Fund may also enter into interest rate swap agreements. The Fund is subject to interest rate risk exposure in the normal course of pursuing its investment objectives. Interest rate swap agreements can be used to help hedge against this risk and to maintain the Fund’s ability to generate income at prevailing market rates. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a "notional principal amount," in return for payments equal to a fixed rate times the same notional amount, for a specified period of time. The exchange commitment can involve payments to be made in the same currency or in different currencies.

In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. Caps and floors have an effect similar to buying or writing options. A collar combines elements of buying a cap and selling a floor.

The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by the Fund would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets. The Fund will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 25% of the Fund’s net assets.

Whether the Fund’s use of swap agreements will be successful in furthering its investment objective will depend on the Advisor’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause the Fund to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Fund’s repurchase agreement guidelines. Certain restrictions imposed on the Fund by the Internal Revenue Code may limit the Fund’s ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Temporary Investments. The Fund may adopt a temporary defensive position by investing up to 100% of its net assets in positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions. Depending upon the level of merger activity and other economic and market conditions, the Fund may invest temporarily a substantial portion of its assets in:

▪	cash or cash equivalents, including money market instruments such as Treasury bills and other short-term obligations of the United States Government, its agencies or instrumentalities;

▪
commercial paper rated A-1 by S&P or Prime-1 by Moody’s. In the case where commercial paper has received different ratings from different rating services, such commercial paper is acceptable so long as at least one rating is in the highest categories of the nationally recognized rating organizations described above; obligations of the U.S. government or its agencies or instrumentalities; and

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▪	repurchase agreements.

When-Issued Securities and Forward Commitments.  The Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although the Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, the Fund may dispose of when-issued securities or forward commitments prior to settlement if the Advisor deems it appropriate. When purchasing a security on a when-issued basis or entering into a forward commitment, the Fund must “set aside” liquid assets, or engage in other appropriate measures to “cover” its obligations.

To the extent the Fund invests in these temporary investments, the Fund may not reach its investment objective.

MANAGEMENT

The business of the Trust is managed under the direction of the Board of Trustees in accordance with its Amended and Restated Declaration of Trust (“Declaration of Trust”), which has been filed with the U.S. Securities and Exchange Commission and is available upon request. The Board of Trustees consists of eight individuals, six of whom are not “interested persons” (as defined under the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”). Pursuant to the Declaration of Trust, the Trustees shall elect officers including a president, secretary and treasurer. The Board of Trustees retains the power to conduct, operate and carry on the business of the Trust and has the power to incur and pay any expenses that, in the opinion of the Board of Trustees, are necessary or incidental to carry out any of the Trust’s purposes. The Trustees, officers, employees and agents of the Trust, when acting in such capacities, shall not be subject to any personal liability except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. Following is a list of the Trustees and executive officers of the Trust and their principal occupation over the last five years. Unless otherwise stated, the address of each Trustee and officer is c/o Hatteras Funds, LLC, 6601 Six Forks Road, Suite 340, Raleigh, North Carolina 27615.

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Independent Trustees
Name, Address and Year of Birth	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee**	Other Directorships held by Trustee During Past Five Years
Joseph E. Breslin Born: 1953	Trustee and Chairman	Indefinite Term since 2004	Consultant (2009 to present), Chief Operating Officer, Central Park Credit Holdings, Inc. (2007 to 2009)	19
Director, Kinetics Mutual Funds, Inc. (mutual fund) from 2000 to present (8 portfolios); Trustee, Kinetics Portfolios Trust (mutual fund) from 2000 to  present (8 portfolios); Trustee, Forethought Variable Insurance Trust (mutual fund) from 2013 to present (5 portfolios); Trustee, Hatteras Variable Trust (mutual fund) from 2012 to 2013; Trustee, HCIM Trust (mutual fund) from 2013 to present.

H. Alexander Holmes Born: 1942	Trustee	Indefinite Term since 2009	Founder, Holmes Advisory Services, LLC, a financial consultation firm (1993 to present).	19	Trustee, Hatteras Variable Trust (mutual fund) from 2012 to 2013; Trustee, HCIM Trust (mutual fund) from 2013 to present.
Thomas Mann Born: 1950	Trustee	Indefinite Term since 2002	Private Investor (2012 to present); Managing Director and Group Head Financial Institutions Group, Société Générale, Sales of Capital Market Solutions and Products (2003 to 2012)	19
Director, F-Squared Investments, Inc. from 2012 to present; Director, Virtus Global Multi-Sector Income Fund from 2011 to present; Director, Virtus Total Return Fund and Virtus Alternative Solutions Fund from 2012 to present; Trustee, Hatteras Variable Trust (mutual fund) from 2012 to 2013; Trustee, HCIM Trust (mutual fund) from 2013 to present.

Steve E. Moss Born: 1953	Trustee	Indefinite Term since 2009	Principal, Holden, Moss, Knott, Clark & Copley, P.A., accountants and business consultants (1996 to present). Member Manager, HMKCT Properties, LLC (1996 to present).	19	Trustee, Hatteras Variable Trust (mutual fund) from 2012 to 2013; Trustee, HCIM Trust (mutual fund) from 2013 to present.
Gregory S. Sellers Born: 1959	Trustee	Indefinite Term since 2009	Chief Financial Officer, Imagemark Business Services, Inc., a provider of marketing and print communications solutions (2009 to present). Chief Financial Officer and Director, Kings Plush, Inc., a fabric manufacturer (2003 to 2009).	19	Trustee, Hatteras Variable Trust (mutual fund) from 2012 to 2013; Trustee, HCIM Trust (mutual fund) from 2013 to present.
Joseph Velk Born: 1960	Trustee	Indefinite Term since 2014	Managing Member, Contender Capital, LLC, an investment firm (2000 to present).	19	Trustee, HCIM Trust (mutual fund) from 2014 to present.

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Interested Trustees
Name, Address and Year of Birth	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee**	Other Directorships held by Trustee During Past Five Years
Peter M. Budko* Born: 1960	Trustee	Indefinite Term since 2014	Partner, American Realty Capital, an investment advisory firm (2007 to present); Chief Executive Officer, BDCA Adviser, an investment advisory firm (2010 to present); Director, ARC Realty Finance Trust, Inc. (2013 to present); Director, RCS Capital Corp (2013 to present).	19	Director, ARC Realty Finance Trust, Inc. from 2013 to present; Director, RCS Capital Corp from 2013 to present; Trustee, HCIM Trust (mutual fund) from 2014 to present.
David B. Perkins* Born: 1962	Trustee and President	Indefinite Term since 2009	Chairman and Managing Principal, Hatteras Funds (2003 to present).	19	Trustee, Hatteras Variable Trust (mutual fund) from 2012 to 2013; Trustee, HCIM Trust (mutual fund) from 2014 to present.
* **
Messrs. Perkins and Budko are each an “interested” Trustee because of their affiliation with the Advisor.
The term “fund complex” refers to the Trust (consisting of six funds), the Underlying Funds Trust (consisting of four funds), HCIM Trust (consisting of one fund), Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund II, LLC, Hatteras VC Co-Investment Fund II, LLC, Hatteras Core Alternatives TEI Fund, L.P., Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P. and Hatteras Core Alternatives TEI Institutional Fund, L.P.

Officers
Name, Address and Year of Birth	Position	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
Robert Lance Baker Born: 1971	Treasurer	Indefinite Term since 2009
Chief Financial Officer, Hatteras Funds, LLC from 2014 to present; Chief Financial Officer, Hatteras Capital Investment Management, LLC (“HCIM”), Hatteras Investment Partners (“HIP”) from 2008 to 2014, Chief Financial Officer, Hatteras Alternative Mutual Funds, LLC (“HAMF”) from 2009 to 2014.

Andrew P. Chica Born: 1975	Chief Compliance Officer	Indefinite Term since 2009	Chief Compliance Officer, Hatteras Funds, LLC from 2014 to present; Chief Compliance Officer, HIP and HCIM from 2007 to 2014, Chief Compliance Officer, HAMF from 2009 to 2014.
J. Michael Fields Born: 1973	Secretary	Indefinite Term since 2009	Chief Operating Officer, Hatteras Funds, LLC from 2014 to present; Chief Operating Officer, HIP from 2003 to 2014, HCIM from 2007-2014, Chief Operating Officer, HAMF from 2009 to 2014.

The Board of Trustees believes that the significance of each Trustee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Trustee, or particular factor, being indicative of the Board’s effectiveness.  The Board determined that each of the Trustees is qualified to serve as a Trustee of the Trust based on a review of the experience, qualifications, attributes and skills of each Trustee.  In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting shareholder interests and to interact effectively with the other Trustees, the Advisor, other service providers, counsel and the independent registered accounting firm (“independent auditors”); and willingness and ability to commit the time necessary to perform the duties of a Trustee.  Each Trustee’s ability to perform his duties effectively is evidenced by his experience or achievements in the following areas:  management or board experience in the investment management industry or companies in other fields, educational background and professional training; and experience as a Trustee of the Trust or other trusts in the Fund Complex.  Information indicating the specific experience, skills, attributes and qualifications of each Trustee, which led to the Board’s determination that the Trustee should serve in this capacity, is provided below.

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Joseph E. Breslin.  Mr. Breslin has been a Trustee and Chairman of the Board since 2004.  He has over 25 years of investment management experience and has held positions as the chief operating officer of a financial services company and an investment management company.  He currently serves as a director and trustee of unrelated mutual funds and has held such positions since 2000.

H. Alexander Holmes.  Mr. Holmes has been a Trustee since 2009.  He has degrees in law and accounting and spent 25 years in the tax practice of a nationally recognized accounting firm and was a managing partner of one of its offices.  He has over 43 years of experience as a tax professional and estate planning consultant and has served on the boards and audit committees of several public companies.  He is a retired certified public accountant and the founder of a tax and financial consulting firm advising family businesses and high net worth individuals.

Thomas Mann.  Mr. Mann has been a Trustee since 2002.  He has 40 years of asset management and banking experience and is currently a private investor.  He is a former managing director of an investment bank.

Steve E. Moss.  Mr. Moss has been a Trustee since 2009.  He has over 30 years of public accounting experience advising businesses and high net worth individuals. He is a certified public accountant and is currently a principal of an accounting firm and a manager of a real estate investment partnership.

Greg Sellers.  Mr. Sellers has been a Trustee since 2009.  He has over 25 years of experience in finance, including public accounting, and has held positions in private companies as a chief financial officer and vice president of finance.  He is currently the chief financial officer of a marketing and print communications solutions company.

Joseph Velk. Mr. Velk has been a Trustee since 2014. He has over 25 years of experience in venture capital investing and investment consulting, and has held positions as an executive in private companies in the investment management industry. He is currently the managing member of a venture capital investment firm

David B. Perkins.  Mr. Perkins has been a Trustee and President of the Trust since 2009.  In addition, Mr. Perkins has been Chairman and President of each registered closed-end fund in the Hatteras Funds Complex since inception. Mr. Perkins is also the Chief Executive Officer of the Advisor and was the Chairman and Managing Principal of Hatteras Investment Partners LLC and its affiliated entities from September 2003 to 2014.  Mr. Perkins has over 20 years of experience in investment management consulting and institutional and private client relations and offers proven experience building, operating and leading client-focused businesses.

Peter M. Budko. Mr. Budko has been a Trustee since 2014. Mr. Budko has over 20 years of experience in capital markets and investment banking. He is currently a partner of an investment advisory firm and the Chief Executive Officer of an SEC-registered investment adviser. He also serves as a director of other entities unaffiliated with the Fund Complex and is a director of the Advisor’s ultimate parent company.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Trustees do not constitute holding out the Board or any Trustee as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Board Composition and Leadership Structure

The Board of Trustees consists of eight individuals, six of whom are Independent Trustees.  The Chairman of the Board of Trustees, Mr. Joseph E. Breslin, is an Independent Trustee and serves as liaison for communications between the Trustees and the Trust’s management and service providers.

The Board believes that its structure facilitates the orderly and efficient flow of information to the Trustees from the Advisor and other service providers with respect to services provided to the Trust, potential conflicts of interest that could arise from these relationships and other risks that the Trust may face.  The Board further believes that its structure allows all of the Trustees to participate in the full range of the Board’s oversight responsibilities.  The Board believes that the orderly and efficient flow of information and the ability to bring each Trustee’s talents to bear in overseeing the Trust’s operations is important, in light of the size and complexity of the Trust and the risks that the Trust faces.  The Board and its committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Trust, and the environment in which the Trust operates, changes.

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Board of Trustees’ Role in Risk Oversight of the Trust
The Board oversees risk management for the Trust directly and, as to certain matters, through its committees.  The Board exercises its oversight in this regard primarily through requesting and receiving reports from and otherwise working with the Trust’ senior officers (including the Trust’s President, Chief Compliance Officer and Treasurer), portfolio management and other personnel of the Advisor, the Trust’s independent auditors, legal counsel and personnel from the Trust’s other service providers.  The Board has adopted, on behalf of the Trust, and periodically reviews with the assistance of the Trust’s Chief Compliance Officer, policies and procedures designed to address certain risks associated with the Trust’s activities.  In addition, the Advisor and the Trust’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Trust’s activities, and the Board receives reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate.

Board Committees

Audit Committee
The members of the Audit Committee of the Board of Trustees are Messrs. Breslin, Mann, Holmes, Moss, Velk and Sellers, each an Independent Trustee.  Mr. Moss is the chairperson of the Audit Committee. The Audit Committee oversees the Funds’ financial reporting process, reviews audit results and recommends annually to the Trust a firm of independent registered public accountants and plans to meet at least once annually.  The Audit Committee met five times during the last fiscal year.

The members of the Audit Committee are also responsible for compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by the issuer who appear and practice before the Securities and Exchange Commission on behalf of the issuer (the issuer attorneys).  An issuer attorney who becomes aware of evidence of a material violation by the Trust, or by any officer, director, employee, or agent of the Trust, may report evidence to a member of the Audit Committee as an alternative to the reporting requirements of Rule 205.3(b) (which requires reporting to the chief legal officer and potentially “up the ladder” to other entities).

Nominating Committee
The members of the Nominating Committee of the Board of Trustees are Messrs. Breslin, Mann, Holmes, Moss, Velk and Sellers, each an Independent Trustee. Mr. Sellers is the chairperson of the Nominating Committee.  The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is considered necessary from time to time and meets only as necessary.  The Nominating Committee does not consider nominees recommended by shareholders for vacancies on the Board.  The Nominating Committee met one time during the last fiscal year.

Valuation Committee
The members of the Valuation Committee of the Board of Trustees are Messrs. Breslin, Mann, Holmes, Moss, Velk and Sellers, each an Independent Trustee, and Mr. Baker and Ms. Hughes, each of the Advisor.  Mr. Mann is the chairperson of the Valuation Committee.  The Valuation Committee is responsible for monitoring the valuation of portfolio securities and other investments, and, as required by the Trust’s valuation policies, when the full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors.  The Valuation Committee met four times during the last fiscal year.

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Compensation

Each Trustee who is not affiliated with the Trust or the Advisor receives an annual retainer in the amount of $45,000 per year, as well as reimbursement for any reasonable expenses incurred attending the meetings.  “Interested persons” who serve as Trustees of the Trust receive no compensation for their services as Trustees. None of the executive officers receive compensation from the Trust.

The table below details the amount of compensation the Trustees received for the fiscal year ended December 31, 2014. Currently, the Trust does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation from Registrant (1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Trustees(2)
Independent Trustees:
Joseph E. Breslin	$0	$0	$0	$87,000
H. Alexander Holmes	$0	$0	$0	$87,000
Thomas Mann	$0	$0	$0	$87,000
Steve E. Moss	$0	$0	$0	$87,000
Gregory S. Sellers	$0	$0	$0	$87,000
Joseph Velk (3)	$0	$0	$0	$43,500
Interested Trustees:
Peter M. Budko(3)	$0	$0	$0	$0
David B. Perkins	$0	$0	$0	$0

(1)	Trustee compensation is not a direct expense of the Trust because it is paid by the Advisor from the operating services fee it collects from the Trust.
(2)
The term “fund complex” refers to the Trust (consisting of six funds), the Underlying Funds Trust (consisting of four funds), HCIM Trust (consisting of one fund), Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund II, LLC, Hatteras VC Co-Investment Fund II, LLC, Hatteras Core Alternatives TEI Fund, L.P., Hatteras Master Fund, L.P., Hatteras Core Alternatives Fund, L.P., Hatteras Core Alternatives Institutional Fund, L.P. and Hatteras Core Alternatives TEI Institutional Fund, L.P.  The Trustees received their total compensation from the operating services fees paid by the Fund Complex to the Advisor with regard to the Trust and directly from the funds with regard to the other entities.

(3)	Mr. Velk was appointed and Mr. Budko was elected as a Trustee as of July 1, 2014.

Management Ownership

As of March 31, 2015, the officers and Trustees, as a group, owned less than 1% of the owned less than 1% of the Fund’s outstanding shares. The following table shows the dollar range of shares beneficially owned by each Trustee in the Fund as of December 31, 2014:

Name of Trustee	Dollar Range of Fund Shares Owned*	Aggregate Dollar Range of Shares Owned in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies**
Joseph E. Breslin	None	$10,001 - $50,000
H. Alexander Holmes	None	Over $100,000
Thomas Mann	None	Over $100,000
Steve E. Moss	None	None

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Name of Trustee	Dollar Range of Fund Shares Owned*	Aggregate Dollar Range of Shares Owned in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies**
Gregory S. Sellers	None	None
Joseph Velk	None	None
Peter M. Budko	None	None
David B. Perkins	None	Over $100,000
* The Fund had not commenced operations as of December 31, 2014.
** The Family of Investment Companies includes each series of the Trust.

As of December 31, 2014, neither the Independent Trustees nor members of their immediate family owned securities beneficially or of record in the Advisor, the Fund’s principal underwriter, or an affiliate of the Advisor or principal underwriter. Accordingly, neither the Independent Trustees nor members of their immediate family have direct or indirect interest, the value of which exceeds $120,000, in the Advisor, the Fund’s principal underwriter or any of their affiliates. In addition, during the two most recently completed calendar years, neither the Independent Trustees nor members of their immediate families have conducted any transactions (or series of transactions) in which the amount involved exceeds $120,000 and to which the Advisor, the Fund’s principal underwriter or any affiliate thereof was a party.

CONTROL PERSONS AND PRINCIPAL HOLDERS

A principal shareholder is any person/entity who owns of record or beneficially 5% or more of the outstanding shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. As of the date of this SAI, the Trust is the sole shareholder and control person of the Fund.

INVESTMENT ADVISOR, SUB-ADVISORS AND SUBSIDIARY

Investment Advisor, Advisory Agreement and Operating Services Contract

Hatteras Funds, LLC, 6601 Six Forks Road, Suite 340, Raleigh, NC 27615 (the “Advisor”) is registered as an investment advisor with the Securities and Exchange Commission under the 1940 Act.  The Advisor is a wholly-owned subsidiary of RCS Capital Holdings, LLC which is an operating subsidiary of RCS Capital Corporation, a publicly traded company.

Under the terms of the Investment Advisory Agreement (the “Advisory Agreement”) between the Trust and the Advisor, the Advisor:

(1)	manages the investment operations of the Fund and the composition of its portfolio, including the purchase, retention and disposition of securities in accordance with the Fund’s investment objectives,

(2)	provides all statistical, economic and financial information reasonably required by the Fund and reasonably available to the Advisor,

(3)	provides the Custodian of the Fund’s securities on each business day with a list of trades for that day, and

(4)	provides persons satisfactory to the Trust’s Board of Trustees to act as officers and employees of the Trust.

Under the terms of the Operating Services Agreement (the “Services Contract”) between the Trust and the Advisor, the Advisor pays the following Fund expenses, including, without limitation:

(1)	the costs incurred in connection with registration and maintenance of its registration under the Securities Act, the 1940 Act, and state securities laws and regulations,

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(2)	preparation of and printing and mailing reports, notices and prospectuses to current shareholders,

(3)	transfer taxes on the sales of the Fund’s shares,

(4)	Custodial, shareholder transfer charges and fees of the Fund’s private placement agent,

(5)	legal (excluding litigation to which the Fund may be a party), auditing and accounting expenses,

(6)	Expenses of servicing shareholder accounts,

(7)	Insurance expenses for fidelity and other coverage,

(8)	fees and expenses of Trustees who are not “interested persons” within the meaning of the 1940 Act, and

(9)	Expenses of Trustee and shareholder meetings.

The Fund is also liable for such nonrecurring expenses as may arise, including litigation to which the Fund may be a party. The Fund has an obligation to indemnify each of its officers and Trustees with respect to such litigation but not against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Advisor receives an advisory fee, payable monthly, for the performance of its services at an annual rate of 1.75% of the average daily net assets of the Fund, excluding any direct or indirect use of leverage.  The Advisor also receives an operating services fee, payable monthly, for the performance of its services at an annual rate of 0.25% of the average daily net assets of the Fund, excluding any direct or indirect use of leverage.  The advisory fee and operating services fee will be accrued daily for the purpose of determining the offering and redemption price of the Fund’s shares.

The combined effect of the Advisory Agreement and Services Contract is to place a cap or ceiling on the Fund’s ordinary annual operating expenses at 2.00% of the average daily net assets of the Fund, excepting brokerage commissions and portfolio trading transfer tax, interest on Fund borrowing, dividends paid on short sales, taxes, litigation and other extraordinary expenses.

The following table presents the fees paid to the Advisor by the Predecessor Portfolio for the specified years ended December 31:

	2014	2013	2012
Advisory Agreement	$4,211,847	$2,436,171	$1,483,604
Services Contract	$601,693	$348,024	$211,943

The Advisory Agreement and Services Contract will continue from year to year provided such continuance is approved at least annually by (a) a vote of the majority of the Trust’s Independent Trustees, cast in person at a meeting specifically called for the purpose of voting on such approval and by (b) the majority vote of either all of the Trustees or the vote of a majority of the outstanding shares of the Fund. The Advisory Contract and Services Contract may be terminated without penalty on 60 days’ written notice by a vote of a majority of the Trust’s Trustees or by the Advisor, or by holders of a majority of the Fund’s outstanding shares. The Advisory Contract and Services Contract shall terminate automatically in the event of its assignment.

Sub-Advisory Agreements

Each of the Sub-Advisory Agreements provide that the sub-advisor will formulate and implement a continuous investment program for the Fund in accordance with the Fund’s objective, policies and limitations and any investment guidelines established by the Advisor. Each sub-advisor will, subject to the supervision and control of the Advisor, determine in its discretion which issuers and securities will be purchased, held, sold or exchanged by the Fund, and will place orders with and give instruction to brokers and dealers to cause the execution of such transactions. Each sub-advisor is required to furnish at its own expense all investment facilities necessary to perform its obligations under the Sub-Advisory Agreements.

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Each Sub-Advisory Agreement will continue in effect from year to year after each Agreement’s initial two-year term, provided it is approved at least annually by a vote of the majority of the Trustees, where applicable, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting specifically called for the purpose of voting on such approval. Each Sub-Advisory Agreement may be terminated without penalty at any time by the Advisor or the sub-advisor on 60 days’ written notice, and will automatically terminate in the event of its “assignment” (as that term is defined in the 1940 Act).

Sub-Advisors

To facilitate the efficient supervision and management of the sub-advisors by the Advisor and the Trustees, the Trust and the Advisor applied for, and the SEC approved, an exemptive order, which is also applicable to certain other series in the Trust, that permits the Advisor, subject to certain conditions (including a no-action letter relating to the exemptive order) and approval by the Board of Trustees, but without shareholder approval, to hire new sub-advisors, change the terms of particular agreements with sub-advisors or continue the employment of existing sub-advisors after events that would otherwise cause an automatic termination of a Sub-Advisory Agreement. Within 60 days of employing a new sub-advisor, shareholders will receive notification of the change. The Trust currently engages the following sub-advisors to conduct the investment program of the Fund pursuant to separate Sub-Advisory Agreements with the Advisor (“Sub-Advisory Agreements”):

FrontFour Capital Group, LLC
The Advisor has entered into a Sub-Advisory Agreement with FrontFour Capital Group, LLC (“FrontFour”) to manage a portion of the Fund.  FrontFour is located at Two Stamford Landing, 68 Southfield Avenue, Suite 290, Stamford, CT 06902, and is a registered investment advisor.  FrontFour provides investment advice and portfolio management services to investment companies and other pooled investment vehicles.

Moab Capital Partners, LLC
The Advisor has entered into a Sub-Advisory Agreement with Moab Capital Partners, LLC (“Moab”) to manage a portion of the Fund.  Moab is located at 15 East 62nd Street, New York, New York, 10065 and is a registered investment adviser. Moab provides investment advisory services to high net worth individuals, pooled investment vehicles and general partnerships.

Mountaineer Partners Management, LLC
The Advisor has entered into a Sub-Advisory Agreement with Mountaineer Partners Management, LLC (“Mountaineer”) to manage a portion of the Fund.  Mountaineer is located at 150 East 58th Street, 14th Floor, New York, New York 10155 and is a registered investment adviser. Mountaineer provides investment advice and portfolio management services to investment companies, other pooled investment vehicles and pension and profit sharing plans.

White Oak Global Advisors, LLC
The Advisor has entered into a Sub-Advisory Agreement with White Oak Global Advisors, LLC (“White Oak”) to manage a portion of the Fund.  White Oak is located at 88 Kearney Street, Fourth Floor, San Francisco, CA 94108, and is a registered investment advisor.  White Oak provides investment advice and portfolio management services to pooled investment vehicles, pension and profit sharing plans, corporations and other investment advisers.

Portfolio Managers

The following section provides information regarding each portfolio managers’ compensation, other accounts managed, material conflicts of interests, and any ownership of securities in the Fund.

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Other Accounts Managed by Portfolio Managers

As of December 31, 2014, none of the portfolio managers managed any accounts other than the series of the Trust and the Underlying Funds Trust, each of which is a series of a registered investment company and none of which are subject to a performance-based fee.

Material Conflicts of Interest

Actual or apparent material conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one investment account or in other circumstances. Each sub-advisor may manage other accounts that have similar investment objectives or strategies. Portfolio managers of each of the sub-advisors who manage other investment accounts in addition to the Fund may be presented with the potential conflicts.

Any material conflicts of interest which may arise in connection with a sub-advisor’s management of the Fund’s investments and the management of the investments of other accounts are addressed primarily through each sub-advisor’s allocation policies. The sub-advisors attempt to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account.

Compensation Structure and Methods

The following section describes the structure of, and the methods used to determine the different types of compensation (e.g., salary, bonus, deferred compensation, retirement plans and arrangements) for each of the Fund’s portfolio managers as of December 31, 2014.

Hatteras Funds, LLC
The compensation of the portfolio managers may include a fixed annual salary, a bonus plan (a portion of which may be deferred) based on the trailing three year performance of a portfolio relative to an index and may include equity ownership of the Advisor. Compensation levels, including base salary, may be contractually fixed with the Advisor.

Securities Owned in the Fund by Portfolio Managers.

As of December 31, 2014, the portfolio managers owned the following equity securities in the Fund:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund* (None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000, Over $1,000,000)
Michael P. Hennen	None.
Roger Tyler Powers, III	None.

 * The Fund had not commenced operations as of December 31, 2014.

Codes of Ethics

The Fund, the Advisor and the sub-advisors each have adopted codes of ethics under Rule 17j-1 under the 1940 Act that governs the personal securities transactions of their board members, officers and employees who may have access to current trading information of the Trust. Under the code of ethics, the Trustees are permitted to invest in securities that may also be purchased by the Fund.

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PROXY VOTING POLICIES AND PROCEDURES

The Advisor provides a voice on behalf of the Fund. The Advisor views the proxy voting process as an integral part of the relationship with the Fund. The Advisor is also in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions and ensure that proxies are submitted promptly. Therefore, the Fund delegates its authority to vote proxies to the Advisor, subject to the supervision of the Board of Trustees. The Fund, through the Advisor or designated sub-advisor, will conduct a thorough review of and analysis of the underlying company’s proxy statements and vote proxies in accordance with the Trust’s Proxy Voting Policies and Procedures (“Policies and Procedures”), as summarized below. The Fund also has a designated Proxy Administrator who is responsible for ensuring that all Fund proxy matters are communicated to the Advisor or designated sub-advisor. The fundamental purpose of the Policies and Procedures is to ensure that each vote will be in a manner that reflects the best interest of the Fund and its investors, and that maximizes the value of the Fund’s investment.

Policies and Procedures

The Policies and Procedures recognize that a company’s management is entrusted with the day-to-day operations of the company, as well as its long-term strategic direction, subject to the oversight of the company’s board of directors. Accordingly, the Fund believes that the recommendation of management on most issues deserves weight in determining how proxy issues should be voted. The company’s position, however, will not be supported in any situation where the Advisor reasonably believes that it is not in the best interest of the Fund or a particular company. It is anticipated that most votes will be consistent with the guidelines set forth in the Policies and Procedures; however, the Advisor, or designated sub-advisor, may occasionally take an independent view on certain issues and vote differently. Votes inconsistent with the Policies and Procedures are reviewed for reasonableness.

Certain of the Trust’s proxy voting guidelines as set forth in the Policies and Procedures are summarized below:

•	vote AGAINST proposals to require supermajority shareholder vote,
•	vote FOR shareholder proposals to ask a company to submit its poison pill for shareholder ratification,
•	vote AGAINST proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating their duty of care.

Although many proxy proposals can be voted in accordance with the Trust’s Policies and Procedures, some proposals (such as votes on proposals regarding director nominees or votes on compensation plans for directors) will require special consideration, and the Advisor will make a decision on a case-by-case basis in these situations.

Conflicts of Interest

Occasionally, the Advisor, or a sub-advisor or an affiliate, may be subject to conflicts of interest in the voting of Fund proxies due to business or personal relationships. In most cases, to the extent that there is little or no discretion to deviate from the Trust’s Policies and Procedures on the proposal in question, proxies will be voted in accordance with such pre-determined guidelines. In other situations, the Advisor or designated sub-advisor may defer to the voting recommendation of either the Trust’s Audit Committee, a non-conflicted party, an independent third party proxy voting service provider; or in consultation with legal counsel, to determine the appropriate method to resolve the conflict of interest.

More Information

The actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request by calling toll-free, 1-877-569-2382 or by accessing the SEC’s website at www.sec.gov. In addition, a copy of the Fund’s proxy voting policies and procedures are also available by calling 1-877-569-2382 and will be sent within three business days of receipt of a request.

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ALLOCATION OF PORTFOLIO BROKERAGE

Subject to the supervision of the Trustees, decisions to buy and sell securities for the Fund are made by the Advisor and the sub-advisors for the Fund.  The Advisor and their appointed sub-advisors are authorized by the Trustees to allocate the orders placed by them on behalf of the Fund to brokers or dealers who may, but need not, provide research or statistical material or other services to the Fund or the Advisor for the Fund’s use.  Such allocation is to be in such amounts and proportions as the Advisor and sub-advisor may determine.

In selecting a broker or dealer to execute each particular transaction, the Advisor or sub-advisor will take the following into consideration:

•	the best net price available;
•	the reliability, integrity and financial condition of the broker or dealer;
•	the size of and difficulty in executing the order; and
•	the value of the expected contribution of the broker or dealer to the investment performance of the Fund on a continuing basis.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if the Advisor or sub-advisor determines in good faith that such commission is reasonable in relation to the value of brokerage, research and other services provided to the Fund.

In allocating portfolio brokerage, the Advisor or sub-advisor may select brokers or dealers who also provide brokerage, research and other services to other accounts over which the Advisor or sub-advisor exercises investment discretion. Some of the services received as the result of the Fund’s transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund.

The Predecessor Portfolio paid the following in brokerage commissions for fiscal years shown below:

December 31, 2014	December 31, 2013	December 31, 2012
$1,178,874	$1,182,177	$804,776

Brokerage Commissions to Affiliates.  The Fund is required to identify and disclose the brokerage commissions paid, the percentage of the Fund’s brokerage commissions paid and the aggregate dollar amount of transactions involving the payment of such commissions to affiliated broker-dealers.  During the last three fiscal years ended December 31, the Predecessor Portfolio purchased securities from an affiliated broker-dealer as follows:

	Brokerage Commissions Paid in Fiscal Year Ended December 31			For Fiscal Year Ended December 31, 2014
Broker-Dealer	2014	2013	2012	Value of Securities	% of Aggregate Commissions	% of Aggregate Dollar Amount of Transactions
Gabelli & Company, Inc.	$26,224	$55,344	$30,472	$32,548,937	2.22%	0.00%

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Securities of Regular Broker-Dealers.  The Fund is required to identify any securities of its “regular brokers or dealers” (as defined under the 1940 Act) or of its parents that the Fund may hold at the close of its most recent fiscal year.  As of December 31, 2014, the Predecessor Portfolio held securities of its regular broker-dealers or of its parents as indicated in the amounts shown below:

Broker-Dealer	Value of Securities
Citigroup, Inc.	$82,951

PORTFOLIO HOLDINGS INFORMATION

The Board of Trustees of the Trust has adopted policies to ensure that any disclosure of information about the Fund’s portfolio holdings is in the best interest of investors.  The portfolio holdings disclosure policies govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by the Fund.  These portfolio holdings disclosure policies have been approved by the Board of Trustees of the Trust.  Disclosure of the Fund’s complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.  A list of the Fund’s underlying portfolio holdings as of each calendar quarter-end is also available on the Trust’s website at www.hatterasfunds.com within 60 days after the calendar quarter-end.

From time to time rating and ranking organizations such as Standard & Poor’s and Morningstar, Inc. may request complete portfolio holdings information in connection with rating the Fund. Similarly, pension plan sponsors and/or their consultants may request a complete list of portfolio holdings in order to assess the risks of the Fund’s portfolio along with related performance attribution statistics. The Fund believes that these third parties have legitimate objectives in requesting such portfolio holdings information. To prevent such parties from potentially misusing portfolio holdings information, the Fund will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of at least thirty days, as described above. The disclosure is made with the authorization of either the Trust’s Chief Compliance Officer or his designee. In addition, the Trust’s Chief Compliance Officer, or a designated officer of the Trust, may grant exceptions to permit additional disclosure of portfolio holdings information at differing times and with differing lag times, possibly no lag time, to rating agencies and to pension plan sponsors and/or their consultants, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of the Fund and will not use the information to facilitate or assist in any investment program, and (3) the recipient will not provide access to third parties to this information.  Additionally, and in order to ensure that the disclosure of the Trust’s portfolio holdings is in the best interests of the Trust’s shareholders, the following factors, and any additional relevant factors, shall be considered by the Chief Compliance Officer or a designated officer of the Trust when disclosing non-public portfolio holdings information to selected third parties: (1) whether the disclosure is consistent with the anti-fraud provisions of the federal securities laws; and (2) avoidance of any conflicts of interest between the interests of the Trust’s shareholders and the service providers.  Rating and ranking organizations, the Fund’s service providers and pension plan sponsors and/or their consultants are subject to these restrictions.

In addition, the Fund’s service providers, such as custodian and fund administrator, may receive portfolio holdings information in connection with their services to the Fund. In no event shall the Advisor or a sub-advisor, its affiliates or employees, or the Fund receive any direct or indirect compensation in connection with the disclosure of information about the Fund’s portfolio holdings.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental and regulatory personnel) requires the approval of the Advisor. The Advisor will approve the furnishing of non-public portfolio holdings to a third party only if they consider the furnishing of such information to be in the best interest of the Fund and its investors. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purpose for which it is furnished.

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PORTFOLIO TURNOVER

The Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned by the Fund during the fiscal year. The calculation excludes from both the numerator and the denominator (1) securities with maturities at the time of acquisition of one year or less and (2) positions held less than a year. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund. A 100% turnover rate would occur if all of the Fund’s portfolio securities were replaced once within a one-year period.

The Fund will invest portions of its assets to seek short-term capital appreciation. The Fund’s investment objective and corresponding investment policies can be expected to cause the portfolio turnover rate to be substantially higher than that of the average equity-oriented investment company.

Absolute return and arbitrage investment strategies are characterized by a high turnover rate because, in general, many of the opportunities for capital appreciation are of a relatively short time in duration. As an example, in merger arbitrage, the majority of mergers and acquisitions are consummated in less than six months, while tender offers are normally completed in less than two months. Liquidations and certain other types of corporate reorganizations usually require more than six months to complete. The Fund will generally benefit from the timely realization of the opportunity for which it has invested, and a correspondingly high portfolio turnover rate would be consistent with, although it would not necessarily ensure, the achievement of the Fund’s investment objective. Short-term trading involves increased brokerage commissions, which expense is ultimately borne by the shareholders.

Portfolio Turnover for the Predecessor Portfolio for the fiscal years ended December 31, 2014 and December 31, 2013, is shown in the table below:

Period Ended December 31, 2014	Period Ended December 31, 2013
220%	246%

FUND ADMINISTRATION

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202 serves as Fund Administrator pursuant to a Fund Administration Servicing Agreement with the Advisor and the Trust. As such, USBFS provides all necessary bookkeeping, shareholder recordkeeping services and share transfer services to the Fund.

FUND ACCOUNTING

USBFS serves as Fund Accountant to the Fund pursuant to a Fund Accounting Servicing Agreement with the Advisor. Under the Fund Accounting Servicing Agreement, USBFS provides portfolio accounting services, expense accrual and payment services, fund valuation and financial reporting services, tax accounting services and compliance control services. USBFS receives a fund accountant fee for the Fund, which is billed to and paid by the Advisor on a monthly basis.

CUSTODIAN

The Custodians for the Fund are Custodial Trust Company, an affiliate of JP Morgan Chase & Company, located at 101 Carnegie Center, Princeton, NJ 08540, and U.S. Bank National Association, located at 1555 N. Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212.  As Custodians, Custodial Trust Company and U.S. Bank N.A. hold all of the securities and cash owned by the Fund. All of the custodian fees are paid by the Advisor.

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PURCHASE, REDEMPTION AND PRICING OF BENEFICIAL INTERESTS

Valuation

The net asset value (“NAV”) per beneficial interest of the Fund will be determined on each day when the New York Stock Exchange (“NYSE”) is open for business and will be computed by taking the aggregate market value of all assets of the Fund less its liabilities, and dividing by the total number of beneficial interests outstanding. Each determination will be made:

(1)	by valuing exchange traded securities, including open short positions, at the closing price of the applicable exchange on the day the valuation is made;

(2)
by valuing portfolio securities traded in the NASDAQ National Market System for which market quotations are readily available using the NASDAQ Official Closing Price (“NOCP”), or, if the NOCP is not available, at the last sale price on the day of valuation, or if there has been no sale on such day, at the mean between the bid and asked prices;

(3)	by valuing put and call options which are listed on an exchange, but which are not traded on the valuation date are valued at the mean of the last bid and asked prices.;

(4)
by valuing listed securities and put and call options for which no sale was reported on a particular day and securities traded on the over-the-counter market at the mean between the last bid and asked prices; and

(5)
by valuing any securities or other assets for which market quotations are not readily available at fair value in good faith and under the supervision of the Trustees, although others may do the actual calculation.

The Advisor reserves the right to value options at prices other than last sale prices when such last sale prices are believed unrepresentative of fair market value as determined in good faith by the Advisor.

The price (net asset value) of the beneficial interests of the Fund is determined as of the close of the regular session of trading on the NYSE (normally, 4:00 p.m., Eastern time), on each day the NYSE is open for business. The NYSE is open for business on every day except Saturdays, Sundays and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday/President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

Trading in Foreign Securities

Trading in foreign securities may be completed at times that vary from the closing of the NYSE. In computing the net asset value, the Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Some foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as provided by an approved pricing service. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If these events materially affect the value of portfolio securities, these securities will be valued at their fair value as determined in good faith by the Board of Trustees.

Purchase of Beneficial Interests

Class H shares of the Fund are sold without a sales load, at the NAV next determined after an order is received by the Fund. Investments in the Fund are sold solely in selling agent transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Fund may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts and certain qualified pension and retirement plans. The Registration Statement of which this SAI is a part does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” within the meaning of the 1933 Act.

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There is no minimum initial investment in the Fund. The Fund reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests

An investor in the Fund may withdraw all or any portion of its investment at the NAV next determined after a redemption request in good order is received by the Fund. The proceeds of a redemption will be paid by the Fund in federal funds normally on the Business Day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

The Fund reserves the right to pay the redemption price of beneficial interests in kind, i.e., in readily marketable securities. Unless requested by an investor or deemed by the Advisor to be in the best interests of the investors in the Fund as a group, the Fund will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

TAX STATUS

The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and intends to so qualify, which requires compliance with certain requirements concerning the sources of income, diversification of assets, and the amount and timing of distributions to shareholders. Such qualification does not involve supervision of management or investment practices or policies by any government agency or bureau. By so qualifying, the Fund should not be subject to federal income or excise tax on its investment company taxable income or net capital gain which are distributed to shareholders in accordance with the applicable timing requirements. Investment company taxable income and net capital gain of the Fund will be computed in accordance with Section 852 of the Code.

The Fund intends to distribute all of its investment company taxable income, and any excess of net long-term capital gains over net short-term capital losses in accordance with the timing requirements imposed by the Code and therefore should not be required to pay any federal income or excise taxes. Distributions of investment company taxable income and net capital gain will be made after October 31 and by December 31 of each year. Both types of distributions will be in shares of the Fund unless a shareholder elects to receive cash. Investment company taxable income is made up of dividends, interest, net short-term capital gains, and other investment income, but excluding net capital gain, less expenses. Net capital gain for a fiscal year is computed as the excess, if any, of net long-term capital gains over net short-term capital losses, and by taking into account any capital loss carryforwards of the Fund.

As of December 31, 2014, the Predecessor Portfolio had no accumulated capital loss carryovers.

For net capital losses incurred in taxable years beginning on or before December 22, 2010, the capital losses may be carried over for 8 years after the year in which the loss occurred.  Net capital losses incurred in taxable years beginning after December 22, 2010 may be carried forward indefinitely.  Net capital losses incurred in taxable years beginning after December 22, 2010 are used before any capital loss carryovers from prior years are used.  As a result of this ordering rule, capital loss carryovers from such prior years may be more likely to expire unused.  Additionally, capital losses for taxable years beginning after December 22, 2010, that are carried forward will retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law which is still applicable to capital losses arising in prior years.

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To be treated as a regulated investment company under Subchapter M of the Code, the Fund must also (a) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, net income from certain publicly traded partnerships and gains from the sale or other disposition of securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to the business of investing in such securities or currencies (“Qualifying RIC Income”), and (b) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund’s assets is represented by cash, U.S. government securities and securities of other regulated investment companies, and other securities (for purposes of this calculation, generally limited in respect of any one issuer, to an amount not greater than 5% of the market value of the Fund’s assets and 10% of the outstanding voting securities of such issuer) and (ii) not more than 25% of the value of its assets is invested in the securities of (other than U.S. government securities or the securities of other regulated investment companies) any one issuer, two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses, or the securities of certain publicly traded partnerships.

If the Fund fails to qualify as a regulated investment company under Subchapter M in any fiscal year, it will be treated as a corporation for federal income tax purposes. As such the Fund would be required to pay income taxes on its investment company taxable income and net realized capital gains, if any, at the rates generally applicable to corporations. Shareholders of the Fund generally would not be liable for income tax on the Fund’s investment company taxable income or net realized capital gains in their individual capacities. Distributions to shareholders, whether from the Fund’s investment company taxable income or net realized capital gains, would be treated as taxable dividends to the extent of current or accumulated earnings and profits of the Fund.

The Fund is subject to a 4% nondeductible excise tax on certain undistributed amounts of ordinary income and capital gain under a prescribed formula contained in Section 4982 of the Code. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund’s ordinary income for the calendar year and at least 98.2% of its capital gain net income (i.e., the excess of its capital gains over capital losses) realized during the one-year period ending October 31 during such year plus 100% of any income that was neither distributed nor taxed to the Fund during the preceding calendar year. Under ordinary circumstances, the Fund expects to time its distributions so as to avoid liability for this tax.

The following discussion of tax consequences is for the general information of shareholders that are subject to tax. Shareholders that are IRAs or other qualified retirement plans are generally exempt from income taxation under the Code with respect to an investment in a regulated investment company, if they have not funded such investment with borrowed funds.

Distributions of investment company taxable income are taxable to shareholders as ordinary income or, under current law, qualified dividend income.

Distributions of net capital gain (“capital gain dividends”) generally are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of the Fund have been held by such shareholders.

A redemption of Fund shares by a shareholder will result in the recognition of taxable gain or loss in an amount equal to the difference between the amount realized and the shareholder’s tax basis in the Fund shares. Such gain or loss is treated as a capital gain or loss if the shares are held as capital assets. However, any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any amounts treated as capital gain dividends during such six-month period. All or a portion of any loss realized upon the redemption of shares may be disallowed to the extent shares are purchased (including shares acquired by means of reinvested dividends) within 30 days before or after such redemption.

Distributions of investment company taxable income and net capital gain will be taxable as described above, whether received in additional cash or shares. Shareholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share on the reinvestment date.

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All distributions of investment company taxable income and net capital gain, whether received in shares or in cash, must be reported by each taxable shareholder on his or her federal income tax return. Dividends or distributions declared in October, November or December as of a record date in such a month, if any, will be deemed to have been received by shareholders on December 31, if paid during January of the following year. Redemptions of shares may result in tax consequences (gain or loss) to the shareholder and are also subject to the reporting requirements described below.

Under the Code, the Fund will be required to report to the Internal Revenue Service (“IRS”) all distributions of taxable income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of certain exempt shareholders. Under the backup withholding provisions of Section 3406 of the Code, distributions of investment company taxable income and net capital gain and proceeds from the redemption or exchange of the shares of a regulated investment company may be subject to withholding of federal income tax in the case of non-exempt shareholders who fail to furnish the investment company with their taxpayer identification numbers (“TINs”) and with required certifications regarding their status under the federal income tax law, or if the Fund is notified by the IRS or a broker that withholding is required due to an incorrect TIN or a previous failure to report taxable interest or dividends. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.

Shareholders of the Fund may be subject to state and local taxes on distributions received from the Fund and on redemptions of the Fund’s shares.

A brief explanation of the form and character of the distribution accompany each distribution. In January of each year the Fund issues to each shareholder a statement of the federal income tax status of all distributions.

The foregoing discussion of U.S. federal income tax law relates solely to the application of that law to U.S. Persons (i.e., U.S. citizens and residents and U.S. corporations, partnerships, trusts and estates). Each shareholder who is not a U.S. person should consider the U.S. and foreign tax consequences of ownership of shares of the Fund, including the possibility that such a shareholder may be subject to a U.S. withholding tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on dividend income received by a shareholder.

Shareholders should consult their tax advisors about the application of federal, state and local and foreign tax law in light of their particular situation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trust has selected Cohen Fund Audit Services, Ltd., 1350 Euclid Avenue, Suite 800, Cleveland, OH 44115, as its independent registered public accounting firm.

LEGAL COUNSEL

Drinker Biddle & Reath LLP, One Logan Square, Ste. 2000, Philadelphia, PA 19103-6996, is counsel to the Trust and the Fund and provides counsel on legal matters relating to the Trust and the Fund.

REPORT TO SHAREHOLDERS

The annual report for the Predecessor Portfolio for the fiscal year ended December 31, 2014, is a separate document and the financial statements and accompanying notes appearing therein are incorporated by reference in this SAI.

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HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

PART C
OTHER INFORMATION

Item 28.  EXHIBITS.

(a)
Amended and Restated Declaration of Trust dated February 22, 2010, was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(i)
Certificate of Amendment to Amended and Restated Certificate of Trust dated February 23, 2010, was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(b)
Amended and Restated By-Laws dated February 22, 2010, was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(c)	Instruments Defining Rights of Security Holders are incorporated by reference into the Amended and Restated Declaration of Trust and Amended and Restated By-Laws.

(d)	Investment Advisory Agreements

(i)
Investment Advisory Agreement dated July 1, 2014, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(ii)	Amendment to Investment Advisory Agreement (Event Driven) – filed herewith.

(iii)	Investment Advisory Agreement – to be filed by subsequent amendment.

(iv)	Form of Investment Sub-Advisory Agreement – filed herewith.

(e)
Distribution Agreement dated July 1, 2014, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(i)	Amendment to the Distribution Agreement – to be filed by subsequent amendment.

(f)	Bonus or Profit Sharing Contracts — Not applicable.

(g)	Custodian Agreements.

(i)	Custody Agreement dated July 31, 2002, was previously filed with Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(ii)
Amendment No. 1 dated June 16, 2003, to the Custody Agreement was previously filed with Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(iii)
Amendment No. 2 dated April 2006, to the Custody Agreement was previously filed with Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(iv)
Custody Agreement with U.S. Bank N.A. dated April 12, 2011, was previously filed with Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(v)
Amendment No. 1 dated September 16, 2011, was previously filed with Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A on September 29, 2011, and is incorporated herein by reference.

(vi)	Amendment to the Custody Agreement with U.S. Bank N.A. – to be filed by subsequent amendment.

(vii)
Loan and Pledge Agreement dated September 30, 2002, was previously filed with Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(viii)
Amendment No. 1 dated April 2006, to the Loan and Pledge Agreement was previously filed with Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(h)	Other Material Contracts.

(i)
Transfer Agent Servicing Agreement dated September 6, 2002, was previously filed with Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(1)
Amendment dated April 28, 2006, to the Transfer Agent Servicing Agreement was previously filed with Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(2)
Addendum dated August 17, 2007, to the Transfer Agent Servicing Agreement was previously filed with Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A on April 30, 2008, and is incorporated herein by reference.

(3)
Amendment dated November 1, 2009, to the Transfer Agent Servicing Agreement was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(4)
Amendment dated January 1, 2010, to the Transfer Agent Servicing Agreement was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(5)
Amendment dated May 1, 2011, to the Transfer Agent Servicing Agreement, was previously filed with Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(6)	Amendment to the Transfer Agent Servicing Agreement – to be filed by subsequent amendment.

(ii)
Fund Administration Servicing Agreement dated April 28, 2006, was previously filed with Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(1)
Amendment dated November 1, 2009, to the Fund Administration Servicing Agreement was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(2)
Amendment dated May 1, 2011, to the Fund Administration Servicing Agreement, was previously filed with Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(3)	Amendment to the Fund Administration Servicing Agreement – to be filed by subsequent amendment

(iii)
Fund Accounting Services Agreement dated April 28, 2006, was previously filed with Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A on April 28, 2006, and is incorporated herein by reference.

(1)
Amendment dated November 1, 2009, to the Fund Accounting Servicing Agreement was previously filed with Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A on April 30, 2010, and is incorporated herein by reference.

(2)
Amendment dated May 1, 2011, to the Fund Accounting Servicing Agreement, was previously filed with Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A on April 29, 2011, and is incorporated herein by reference.

(3)	Amendment to the Fund Accounting Servicing Agreement – to be filed by subsequent amendment.

(iv)
Power of Attorney dated February 22, 2010, was previously filed with Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A on February 26, 2010, and is incorporated herein by reference.

(1)
Power of Attorney dated February 22, 2012, was previously filed with Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A on April 27, 2012, and is incorporated herein by reference.

(2)
Power of Attorney dated January 27, 2015, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(v)
Operating Services Agreement dated July 1, 2014, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

	(1)	Amendment to the Operating Services Agreement – filed herewith.

(2)	Amendment to the Operating Services Agreement – to be filed by subsequent amendment.

(vi)
Shareholder Servicing Agreement dated July 1, 2014, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(vii)
Operating Expense Limitation Agreement dated July 1, 2014, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(1)	Amendment to the Operating Expense Limitation Agreement – filed herewith.

(2)	Amendment to the Operating Expense Limitation Agreement – to be filed by subsequent amendment.

(viii)
Consent dated March 7, 2014 of U.S. Bank National Association to Assignment of Contract, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(ix)
Consent dated March 7, 2014 of U.S. Bancorp Fund Services, LLC to Assignment of Contracts, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(i)
Legal Opinion. Opinion and Consent of Counsel dated August 8, 2002, was previously filed with Pre-Effective Amendment No. 2 to the Registration Statement on August 12, 2002 (Spitzer and Feldman, P.C.), and is incorporated herein by reference.

(j)	Consent of Independent Registered Public Accounting Firm – filed herewith.

(k)	Omitted Financial Statements – not applicable.

(l)
Initial Capital Agreement dated July 10, 2002, was previously filed with Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A/A on August 12, 2002, and is incorporated herein by reference.

(m)	Rule 12b-1 Plan, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(i)	Amendment to the Rule 12b-1 Plan – to be filed by subsequent amendment.

(n)
Rule 18f-3 Plan dated July 18, 2006 and amended and restated on February 22, 2012, was previously filed with Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A on March 15, 2012 and is incorporated herein by reference.

(i)	Amendment to the Rule 18f-3 Plan – to be filed by subsequent amendment.

(o)	Reserved.

(p)
Joint Code of Ethics of Hatteras Alternative Mutual Funds Trust, Underlying Funds Trust, Hatteras Capital Distributors, LLC and Hatteras Funds, LLC, was previously filed with Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A on February 20, 2015, and is incorporated herein by reference.

(i)
Code of Ethics of Acertus Capital Management, LLC, was previously filed with Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A on March 13, 2015, and is incorporated herein by reference.

(ii)	Code of Ethics of FrontFour Capital Group, LLC – to be filed by subsequent amendment.
(iii)	Code of Ethics of Moab Capital Partners, LLC – to be filed by subsequent amendment.
(iv)	Code of Ethics of Mountaineer Partners Management, LLC – to be filed by subsequent amendment.
(v)	Code of Ethics of White Oak Global Advisors, LLC – to be filed by subsequent amendment.

Item 29.  Persons Controlled by or Under Common Control with Registrant.

No person is directly or indirectly controlled by or under common control with the Registrant.

Item 30.  Indemnification.

Reference is made to Article VIII of the Registrant’s Amended and Restated Declaration of Trust.

Pursuant to Rule 484 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant furnishes the following undertaking:  “Insofar as indemnification for liability arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.”

Item 31.  Business and Other Connections of the Investment Advisor.

With respect to the Advisor, the response to this Item is incorporated by reference to the Advisor’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-79326) dated July 31, 2014.

With respect to Acertus Capital Management, LLC, the response to this Item is incorporated by reference to the firm’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-72500) dated March 28, 2014. Each of the Advisor’s and Acertus Capital Management, LLC’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to FrontFour Capital Group, LLC (“FrontFour”) the response to this Item will be incorporated by reference to FrontFour’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-68732) dated March 20, 2015.  FrontFour’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Moab Capital Partners, LLC (“Moab”) the response to this Item will be incorporated by reference to Moab’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-72179) dated March 25, 2015. Moab’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to Mountaineer Partners Management, LLC (“Mountaineer”) the response to this Item will be incorporated by reference to Mountaineer’s Uniform Application for Investment Advisor Registration (Form ADV) on file with the SEC (File No. 801-78304) dated March 25, 2015.  Mountaineer’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

With respect to White Oak Global Advisors, LLC (“White Oak”), the response to this Item will be incorporated by reference to White Oak’s Uniform Application for Investment Adviser Registration (Form ADV) on file with the SEC (File No. 801-70433) dated March 27, 2015.  White Oak’s Form ADV may be obtained, free of charge, at the SEC’s website at www.adviserinfo.sec.gov.

Item 32.  Principal Underwriter.

(a)	Hatteras Capital Distributors, LLC, the Registrant’s principal underwriter, acts as principal underwriter for the following investment companies:

Hatteras Core Alternatives 3c1 Fund, LP	Hatteras Global Private Equity Partners Institutional, LLC
Hatteras Core Alternatives Offshore Fund, Ltd.	Hatteras GPEP Fund, L.P.
Hatteras Core Alternatives Fund, L.P.	Hatteras GPEP Fund II, LLC
Hatteras Core Alternatives TEI Fund, L.P.	Hatteras Late Stage VC Fund I, L.P.
Hatteras Core Alternatives Institutional Fund, L.P.	Hatteras VC Co-Investment Fund II, LLC
Hatteras Core Alternatives TEI Institutional Fund, L.P.	HCIM Trust

(b)	To the best of Registrant’s knowledge, the directors and executive officers of Hatteras Capital Distributors, LLC are as follows:

Name and Principal Business Address	Position and Offices with Hatteras Capital Distributors, LLC	Positions and Offices with Registrant
David B. Perkins	Chief Executive Officer	Trustee, President and Chief Executive Officer
Robert L. Worthington	President	None
J. Michael Fields	Chief Operating Officer	Secretary
R. Lance Baker	Chief Financial Officer	Treasurer and Chief Financial Officer
Andrew P. Chica	Chief Compliance Officer	Chief Compliance Officer

(c)           Not Applicable.

Item 33.  Location of Accounts and Records.

The books and records required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), are maintained at the following locations:

Records Relating to:	Are located at:
Registrant’s Transfer Agent, Fund Administrator and Fund Accountant	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Registrant’s Custodians	Custodial Trust Company 101 Carnegie Center Princeton, NJ 08540 U.S. Bank National Association Custody Operations 1555 North Rivercenter Drive, Suite 302 Milwaukee, WI 53212
Registrant’s Investment Advisor	Hatteras Funds, LLC 6601 Six Forks Road, Suite 340 Raleigh, NC 27615
Registrant’s Investment Sub-Advisors	Acertus Capital Management, LLC 465 South Street, Suite 304 Morristown, NJ 07960
FrontFour Capital Group, LLC 68 Southfield Avenue Two Stamford Landing, Suite 290 Stamford, CT 06902
Moab Capital Partners, LLC 15 East 62nd Street New York, NY 10065
Mountaineer Partners Management, LLC 150 East 58th Street, 14th Floor New York, New York 10155
White Oak Global Advisors, LLC 88 Kearney Street, Fourth Floor San Francisco, CA 94108
Registrant’s Distributor	Hatteras Capital Distributors, LLC 6601 Six Forks Road, Suite 340 Raleigh, NC 27615

Item 34.  Management Services Not Discussed in Parts A and B.

Not Applicable.

Item 35.  Undertakings.

The Registrant hereby undertakes to furnish each person to whom a Prospectus for one or more of the series of the Registrant is delivered with a copy of the relevant latest annual report to shareholders, upon request and without charge.

SIGNATURES

Pursuant to the requirements of the 1940 Act, the Registrant has duly caused this Amendment No. 61 to the Registration Statement to be signed below on its behalf by the undersigned, duly authorized, in the City of Raleigh and the State of North Carolina on the 29th day of May, 2015.

Hatteras Alternative Mutual Funds Trust

By:   /s/ J. Michael Fields
       J. Michael Fields, Secretary

EXHIBIT INDEX

Exhibit	Exhibit No.

Amendment to Investment Advisory Agreement	EX 99(d)(ii)
Form of Sub-Advisory Agreement	EX 99(d)(iv)
Amendment to the Operating Services Agreement	EX 99(h)(v)(1)
Amendment to the Operating Expense Limitation Agreement	EX 99(h)(vii)(1)
Consent of Independent Registered Public Accounting Firm	EX 99(j)